Exhibit 3.2

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

of

OTONOMO TECHNOLOGIES LTD.

1.	INTERPRETATION

1.1.	IN THESE ARTICLES THE FOLLOWING TERMS SHALL BEAR THE MEANINGS SET OPPOSITE TO THEM, UNLESS THE CONTEXT OTHERWISE REQUIRES:

TERMS	MEANINGS

ARTICLES	THESE AMENDED AND RESTATED ARTICLES OF ASSOCIATION AS MAY BE AMENDED FROM TIME TO TIME.

AUDITOR (ROEH CHESHBON MEVAKER)	AS DEFINED UNDER THE LAW.

BCA	THAT CERTAIN BUSINESS COMBINATION AGREEMENT, DATED JANUARY 31, 2021, BY AND AMONG THE COMPANY, SOFTWARE ACQUISITION GROUP INC. II (“SWAG”) AND BUTTERBUR MERGER SUB INC. (“MERGER SUB”), PURSUANT TO WHICH MERGER SUB MERGED WITH AND INTO SWAG, WITH SWAG SURVIVING A WHOLLY OWNED SUBSIDIARY OF THE COMPANY.

BOARD	THE BOARD OF DIRECTORS OF THE COMPANY.

CHAIRPERSON	CHAIRMAN OF THE BOARD, OR THE CHAIRPERSON OF THE GENERAL MEETING, AS THE CONTEXT IMPLIES.

CEO	CHIEF EXECUTIVE OFFICER OF THE COMPANY, ALSO REFERRED TO UNDER THE LAW AS THE GENERAL MANAGER.

CLASS MEETING	A MEETING OF THE HOLDERS OF A CLASS OF SHARES.

COMPANY	OTONOMO TECHNOLOGIES LTD.

COMPANIES REGULATIONS	ALL REGULATIONS PROMULGATED FROM TIME TO TIME UNDER THE COMPANIES LAW.

DIVIDEND	AS DEFINED UNDER THE LAW.

EXTERNAL DIRECTOR	AS DEFINED UNDER THE LAW.

GENERAL MEETING	AN ANNUAL MEETING OR SPECIAL MEETING OF THE SHAREHOLDERS OF THE COMPANY (AS SUCH TERMS DEFINED IN ARTICLE 16 OF THESE ARTICLES), AS THE CASE MAY BE.

INTERNAL AUDITOR	AN INTERNAL AUDITOR APPOINTED BY THE COMPANY IN ACCORDANCE WITH SECTION 146(A) OF THE COMPANIES LAW.

OFFICE HOLDER	AS DEFINED UNDER THE LAW.

ORDINARY SHARE(S)	THE COMPANY’S ORDINARY SHARES, OF NO-PAR VALUE.

PERSON	A COMPANY, CORPORATE BODY, PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, ASSOCIATION, TRUST, UNINCORPORATED ORGANIZATION, OR A GOVERNMENT OR AGENCY OR POLITICAL SUBDIVISION THEREOF, OR AN INDIVIDUAL.

REGISTER	THE COMPANY’S SHAREHOLDERS REGISTER, MAINTAINED IN ACCORDANCE WITH THE COMPANIES LAW.

SIMPLE MAJORITY	A MAJORITY OF MORE THAN FIFTY PERCENT (50%) OF THE VOTES CAST BY THOSE SHAREHOLDERS VOTING IN PERSON OR BY PROXY (INCLUDING BY VOTING DEED), NOT TAKING INTO CONSIDERATION ABSTAINING VOTES.

SPECIAL MAJORITY	A MAJORITY OF SIXTY-SIX AND TWO THIRDS PERCENT (66 2/3%) OR MORE OF THE VOTES CAST BY THOSE SHAREHOLDERS VOTING IN PERSON OR BY PROXY (INCLUDING BY VOTING DEED), NOT TAKING INTO CONSIDERATION ABSTAINING VOTES.

THE LAW OR THE COMPANIES LAW	THE ISRAELI COMPANIES LAW, 5759 – 1999 AND THE COMPANIES REGULATIONS, OR ANY OTHER LAW AND REGULATIONS WHICH MAY COME IN THEIR STEAD, IN EACH CASE, AS AMENDED FROM TIME TO TIME.

THE OFFICE	THE REGISTERED OFFICE OF THE COMPANY FROM TIME TO TIME.

THE STATUTES	THE LAW AND, TO THE EXTENT APPLICABLE TO THE COMPANY, THE ISRAELI COMPANIES ORDINANCE (NEW VERSION) 1983, THE SECURITIES LAW, 5728 – 1968 (THE“SECURITIES LAW”) AND ALL APPLICABLE LAWS AND REGULATIONS APPLICABLE IN ANY RELEVANT JURISDICTION (INCLUDING WITHOUT LIMITATION U.S. FEDERAL LAWS AND REGULATIONS), AND RULES OF ANY STOCK MARKET IN WHICH THE COMPANY’S SHARES ARE REGISTERED FOR TRADING AS SHALL BE IN FORCE FROM TIME TO TIME.

RTP LAW	ISRAELI ECONOMIC COMPETITION LAW, 5728-1968

Subject to the provisions of this Article 1 and unless the context necessitates another meaning, terms and expressions in these Articles which have been defined in the Statutes shall have the meanings ascribed to them therein.

1.2.

WORDS IMPORTING THE SINGULAR SHALL INCLUDE THE PLURAL, AND VICE VERSA. ANY PRONOUN SHALL INCLUDE THE CORRESPONDING MASCULINE, FEMININE AND NEUTER FORMS; AND WORDS IMPORTING PERSONS SHALL INCLUDE CORPORATE BODIES.

ANY PROVISION OR PART THEREOF OF THESE ARTICLES, PROHIBITED BY APPLICABLE LAW, SHALL BE INEFFECTIVE, WITHOUT INVALIDATING ANY OTHER PART OF THESE ARTICLES.

2.	NAME OF THE COMPANY

THE NAME OF THE COMPANY IS OTONOMO TECHNOLOGIES LTD. (AND IN HEBREW: ).

3.	OBJECTIVES

THE OBJECTIVES OF THE COMPANY SHALL BE TO ENGAGE IN ANY ACTIVITY PERMITTED BY LAW.

4.	PUBLIC COMPANY

THE COMPANY IS A PUBLIC COMPANY AS SUCH TERM IS DEFINED IN, AND FOR SO LONG AS IT QUALIFIES UNDER, THE COMPANIES LAW.

5.	LIMITED LIABILITY

THE LIABILITY OF EACH SHAREHOLDER FOR THE COMPANY’S OBLIGATIONS IS LIMITED TO THE PAYMENT OF THE NOMINAL VALUE OF THE SHARES HELD BY SUCH SHAREHOLDER, SUBJECT TO THE PROVISIONS OF THE COMPANIES LAW.

6.	CAPITAL, SHARES AND RIGHTS

6.1.	THE REGISTERED SHARE CAPITAL OF THE COMPANY CONSISTS OF 450,000,000 ORDINARY SHARES, OF NO-PAR VALUE PER SHARE.

6.2.

SUBJECT TO ARTICLE 13, ALL ISSUED AND OUTSTANDING SHARES OF THE COMPANY OF THE SAME CLASS ARE OF EQUAL RIGHTS BETWEEN THEM FOR ALL INTENTS AND PURPOSES CONCERNING THE RIGHTS SET FORTH IN THESE ARTICLES.

6.3.	SUBJECT TO ARTICLE 13, EACH ISSUED ORDINARY SHARE ENTITLES ITS HOLDER TO THE RIGHTS AS DESCRIBED BELOW:

6.3.1.

THE EQUAL RIGHT TO PARTICIPATE IN AND VOTE AT THE COMPANY’S GENERAL MEETINGS, WHETHER ORDINARY MEETINGS OR SPECIAL MEETINGS, AND EACH OF THE SHARES IN THE COMPANY SHALL ENTITLE THE HOLDER THEREOF, WHO IS PRESENT AT THE MEETING AND PARTICIPATING IN THE VOTE, WHETHER IN PERSON, OR BY PROXY, TO ONE VOTE.

6.3.2.	THE EQUAL RIGHT TO PARTICIPATE IN ANY DIVIDEND OR DISTRIBUTION OF BONUS SHARES.

6.3.3.	THE EQUAL RIGHT TO PARTICIPATE IN THE DISTRIBUTION OF ASSETS AVAILABLE FOR DISTRIBUTION IN THE EVENT OF LIQUIDATION OF THE COMPANY.

6.3.4.

IF TWO OR MORE PERSONS ARE REGISTERED AS JOINT HOLDERS OF ANY SHARES, ANY ONE OF SUCH PERSONS MAY GIVE EFFECTUAL RECEIPTS FOR ANY DIVIDEND OR OTHER MONIES IN RESPECT OF SUCH SHARE AND HIS OR HER CONFIRMATION WILL BIND ALL HOLDERS OF SUCH SHARE.

6.3.5.

ANY PAYMENT FOR A SHARE SHALL BE INITIALLY CREDITED AGAINST THE PAR VALUE OF SAID SHARE AND ANY EXCESS AMOUNT SHALL BE CREDITED AS A PREMIUM FOR SAID SHARE, UNLESS DETERMINED OTHERWISE IN THE CONDITIONS OF THE ALLOCATION.

7.	SHARE CERTIFICATES

7.1.

A SHAREHOLDER WHO IS REGISTERED IN THE REGISTER IS ENTITLED TO RECEIVE FROM THE COMPANY, WITHOUT PAYMENT AND AT SUCH SHAREHOLDER’S REQUEST, WITHIN A PERIOD OF THREE MONTHS AFTER THE ALLOCATION OR REGISTRATION OF THE TRANSFER, ONE SHARE CERTIFICATE WITH RESPECT TO ALL THE SHARES REGISTERED IN HIS NAME, WHICH SHALL SPECIFY THE AGGREGATE NUMBER OF THE SHARES HELD BY SUCH SHAREHOLDER. IN THE EVENT OF A JOINTLY HELD SHARE, THE COMPANY SHALL ISSUE ONE SHARE CERTIFICATE FOR ALL THE JOINT HOLDERS OF THE SHARE, AND THE DELIVERY OF SUCH CERTIFICATE TO ONE OF THE JOINT HOLDERS SHALL BE DEEMED TO BE DELIVERY TO ALL OF THEM. EVERY CERTIFICATE SHALL BEAR THE COMPANY’S STAMP OR SEAL OR A FACSIMILE COPY THEREOF AND BE SIGNED BY AN OFFICE HOLDER OF THE COMPANY, A DIRECTOR OF THE COMPANY, THE COMPANY’S SECRETARY OR BY ANY OTHER PERSON APPOINTED BY THE BOARD FOR SUCH PURPOSE.

7.2.

THE COMPANY MAY ISSUE A NEW CERTIFICATE IN LIEU OF A CERTIFICATE THAT WAS ISSUED AND WAS LOST, DEFACED, OR DESTROYED, ON THE BASIS OF SUCH PROOF AND GUARANTEES AS THE COMPANY MAY REQUIRE, AND AFTER PAYMENT OF AN AMOUNT THAT SHALL BE PRESCRIBED BY THE COMPANY, AND THE COMPANY MAY ALSO REPLACE EXISTING CERTIFICATES WITH NEW CERTIFICATES, FREE OF CHARGE, SUBJECT TO SUCH CONDITIONS AS THE COMPANY SHALL STIPULATE.

8.	REGISTERED HOLDER

8.1.

EXCEPT AS OTHERWISE PROVIDED IN THESE ARTICLES, THE COMPANY SHALL BE ENTITLED TO TREAT THE REGISTERED HOLDER OF ANY SHARE AS THE ABSOLUTE OWNER THEREOF, AND, ACCORDINGLY, SHALL NOT, EXCEPT AS ORDERED BY A COURT OF COMPETENT JURISDICTION, OR AS REQUIRED BY STATUTE, BE BOUND TO RECOGNIZE ANY EQUITABLE OR OTHER CLAIM TO, OR INTEREST IN SUCH SHARE ON THE PART OF ANY OTHER PERSON.

8.2.

TO THE EXTENT REQUIRED BY THE LAW A TRUSTEE MUST INFORM THE COMPANY OF THE FACT THAT SUCH TRUSTEE IS HOLDING SHARES OF THE COMPANY IN TRUST FOR ANOTHER PERSON AT SUCH TIME AS MAY BE REQUIRED BY THE LAW. THE COMPANY SHALL REGISTER THAT FACT IN THE REGISTER IN RESPECT OF SUCH SHARES. THE TRUSTEE SHALL BE DEEMED TO BE THE SOLE HOLDER OF SAID SHARES.

9.	ISSUANCE AND REPURCHASE OF SHARES

9.1.

THE UNISSUED SHARES FROM TIME TO TIME SHALL BE UNDER THE CONTROL OF THE BOARD (AND, TO THE FULL EXTENT PERMITTED BY LAW, ANY COMMITTEE THEREOF), WHICH SHALL HAVE THE POWER TO ISSUE OR OTHERWISE DISPOSE OF SHARES AND OF SECURITIES CONVERTIBLE OR EXERCISABLE INTO OR OTHER RIGHTS TO ACQUIRE FROM THE COMPANY TO SUCH PERSONS, ON SUCH TERMS AND CONDITIONS, AND EITHER AT PAR OR AT A PREMIUM, OR SUBJECT TO THE PROVISIONS OF THE LAW, AT A DISCOUNT AND/OR WITH PAYMENT OF COMMISSION, AND AT SUCH TIMES, AS THE BOARD (OR THE COMMITTEE, AS THE CASE MAY BE) DEEMS FIT, AND THE POWER TO GIVE TO ANY PERSON THE OPTION TO ACQUIRE FROM THE COMPANY ANY SHARES OR SECURITIES CONVERTIBLE OR EXERCISABLE INTO OR OTHER RIGHTS TO ACQUIRE FROM THE COMPANY, EITHER AT PAR OR AT A PREMIUM, OR, SUBJECT AS AFORESAID, AT A DISCOUNT AND/OR WITH PAYMENT OF COMMISSION, DURING SUCH TIME AND FOR SUCH CONSIDERATION AS THE BOARD (OR THE COMMITTEE, AS THE CASE MAY BE) DEEMS FIT.

9.2.

THE COMPANY MAY AT ANY TIME AND FROM TIME TO TIME, SUBJECT TO THE LAW, REPURCHASE OR FINANCE THE PURCHASE OF ANY SHARES OR OTHER SECURITIES ISSUED BY THE COMPANY, IN SUCH MANNER AND UNDER SUCH TERMS AS THE BOARD SHALL DETERMINE, WHETHER FROM ANY ONE OR MORE SHAREHOLDERS. SUCH PURCHASE SHALL NOT BE DEEMED AS PAYMENT OF DIVIDENDS AND AS SUCH, NO SHAREHOLDER WILL HAVE THE RIGHT TO REQUIRE THE COMPANY TO PURCHASE HIS SHARES OR OFFER TO PURCHASE SHARES FROM ANY OTHER SHAREHOLDERS.

10.	TRANSFER OF SHARES

10.1.	SUBJECT TO THE STATUTES, THESE ARTICLES (INCLUDING ARTICLE 34), AND SUBJECT TO ANY APPLICABLE AGREEMENTS OR UNDERTAKINGS OF ANY SPECIFIC SHAREHOLDER, THE SHARES SHALL BE FREELY TRANSFERABLE.

10.2.

A TRANSFER OF REGISTERED SHARES SHALL BE MADE IN WRITING OR ANY OTHER MANNER, IN A FORM SPECIFIED BY THE BOARD OR THE TRANSFER AGENT APPOINTED BY THE COMPANY, AND SUCH TRANSFER FORM SHOULD BE SIGNED BY BOTH THE TRANSFEREE AND THE TRANSFEROR AND DELIVERED TO THE OFFICE OR TO SUCH TRANSFER AGENT, TOGETHER WITH THE CERTIFICATES OF THE SHARES DUE TO BE TRANSFERRED, IF SUCH CERTIFICATES HAVE BEEN ISSUED. THE BOARD, MAY, FROM TIME TO TIME, PRESCRIBE A FEE OF THE REGISTRATION OF A TRANSFER, AND MAY APPROVE OTHER METHODS OF RECOGNIZING THE TRANSFER OF SHARES IN ORDER TO FACILITATE THE TRADING OF THE COMPANY’S SHARES ON THE NEW YORK STOCK EXCHANGE, NASDAQ STOCK MARKET OR ON ANY OTHER APPLICABLE STOCK EXCHANGE. THE TRANSFEREE SHALL BE DEEMED TO BE THE SHAREHOLDER WITH RESPECT TO THE TRANSFERRED SHARES ONLY FROM THE DATE OF REGISTRATION OF HIS NAME IN THE REGISTER.

10.3.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, SHARES REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE SHALL BE TRANSFERRABLE IN ACCORDANCE WITH THE POLICIES AND PROCEDURES OF THE DEPOSITORY TRUST COMPANY.

10.4.

THE BOARD MAY CLOSE THE REGISTER AND SUSPEND THE REGISTRATION OF TRANSFERS FOR SUCH PERIOD OF TIME AS THE BOARD SHALL DEEM FIT, PROVIDED THAT THE PERIOD OF CLOSURE OF ANY SUCH BOOK SHALL NOT EXCEED 30 DAYS EACH YEAR. THE COMPANY SHALL NOTIFY THE SHAREHOLDERS OF SUCH DECISION.

11.	TRANSMISSION OF SHARES

11.1.

IN THE CASE OF THE DEATH, LIQUIDATION, BANKRUPTCY, DISSOLUTION, WINDING-UP OR A SIMILAR OCCURRENCE OF A SHAREHOLDER, THE LEGAL SUCCESSORS, RECEIVERS, OR LIQUIDATORS (AS THE CASE MAY BE) OF SUCH SHAREHOLDER SHALL BE THE ONLY PERSONS RECOGNIZED BY THE COMPANY AS HAVING ANY TITLE TO SUCH SHARES, BUT NOTHING HEREIN CONTAINED SHALL RELEASE THE ESTATE OF THE PREDECESSOR FROM ANY LIABILITY IN RESPECT OF SUCH SHARES.

11.2.

THE LEGAL SUCCESSORS MAY, UPON PRODUCING SUCH EVIDENCE OF TITLE AS THE BOARD SHALL REQUIRE, BE REGISTERED THEMSELVES AS HOLDERS OF THE SHARES, OR SUBJECT TO THE PROVISIONS AS TO TRANSFERS HEREIN CONTAINED, TRANSFER THE SAME TO SOME OTHER PERSON.

12.	CALLS ON SHARES

12.1.

THE BOARD MAY, FROM TIME TO TIME, MAKE SUCH CALLS AS IT MAY DEEM APPROPRIATE UPON SHAREHOLDERS WITH RESPECT TO ANY SUM UNPAID IN RESPECT OF SHARES HELD BY SUCH SHAREHOLDERS WHICH IS NOT, BY THE TERMS OF ALLOTMENT THEREOF OR OTHERWISE, PAYABLE AT A FIXED TIME, AND EACH SHAREHOLDER SHALL PAY THE AMOUNT OF EVERY CALL SO MADE UPON HIM (AND OF EACH INSTALLMENT THEREOF IF THE SAME IS PAYABLE IN INSTALLMENTS), TO THE PERSON(S) AND AT THE TIME(S) AND PLACE(S) DESIGNATED BY THE BOARD, AS ANY SUCH TIME(S) MAY BE THEREAFTER EXTENDED AND/OR SUCH PERSON(S) OR PLACE(S) CHANGED. UNLESS OTHERWISE STIPULATED BY THE BOARD (AND IN THE NOTICE HEREAFTER REFERRED TO), EACH PAYMENT IN RESPONSE TO A CALL SHALL BE DEEMED TO CONSTITUTE A PRO RATA PAYMENT ON ACCOUNT OF ALL SHARES IN RESPECT OF WHICH SUCH CALL WAS MADE.

12.2.

NOTICE OF ANY CALL SHALL BE GIVEN IN WRITING TO THE APPLICABLE SHAREHOLDER(S) NOT LESS THAN FOURTEEN (14) DAYS PRIOR TO THE TIME OF PAYMENT, SPECIFYING THE TIME AND PLACE OF PAYMENT, AND DESIGNATING THE PERSON TO WHOM AND THE PLACE WHERE SUCH PAYMENT SHALL BE MADE; PROVIDED, HOWEVER, THAT BEFORE THE TIME FOR ANY SUCH PAYMENT, THE BOARD MAY, BY NOTICE IN WRITING TO SUCH SHAREHOLDER(S), REVOKE SUCH CALL IN WHOLE OR IN PART, EXTEND SUCH TIME, OR ALTER SUCH DESIGNATED PERSON AND/OR PLACE. IN THE EVENT OF A CALL PAYABLE IN INSTALLMENTS, ONLY ONE NOTICE THEREOF NEED BE GIVEN.

12.3.

IF, BY THE TERMS OF ALLOTMENT OF ANY SHARE OR OTHERWISE, ANY AMOUNT IS MADE PAYABLE AT ANY FIXED TIME, EVERY SUCH AMOUNT SHALL BE PAYABLE AT SUCH TIME AS IF IT WERE A CALL DULY MADE BY THE BOARD AND OF WHICH DUE NOTICE HAD BEEN GIVEN, AND ALL THE PROVISIONS HEREIN CONTAINED WITH RESPECT TO CALLS SHALL APPLY TO EACH SUCH AMOUNT.

12.4.	THE JOINT HOLDERS OF A SHARE SHALL BE JOINTLY AND SEVERALLY LIABLE TO PAY ALL CALLS IN RESPECT THEREOF AND ALL INTEREST PAYABLE THEREON.

12.5.

ANY AMOUNT UNPAID IN RESPECT OF A CALL SHALL BEAR INTEREST FROM THE DATE ON WHICH IT IS PAYABLE UNTIL ACTUAL PAYMENT THEREOF, AT SUCH RATE (NOT EXCEEDING THE THEN PREVAILING DEBTOR RATE CHARGED BY LEADING COMMERCIAL BANKS IN ISRAEL), AND AT SUCH TIME(S) AS THE BOARD MAY PRESCRIBE.

12.6.

A SHAREHOLDER SHALL NOT BE ENTITLED TO HIS RIGHTS AS SHAREHOLDER, INCLUDING THE RIGHT TO DIVIDENDS, UNLESS SUCH SHAREHOLDER HAS FULLY PAID ALL THE NOTICES OF CALL DELIVERED TO HIM, OR WHICH ACCORDING TO THESE ARTICLES ARE DEEMED TO HAVE BEEN DELIVERED TO HIM, TOGETHER WITH INTEREST, LINKAGE AND EXPENSES, IF ANY, UNLESS OTHERWISE DETERMINED BY THE BOARD.

12.7.	UPON THE ALLOTMENT OF SHARES, THE BOARD MAY PROVIDE FOR DIFFERENCES AMONG THE ALLOTTEES OF SUCH SHARES AS TO THE AMOUNT OF CALLS AND/OR THE TIMES OF PAYMENT THEREOF.

13.	ALTERATIONS OF THE REGISTERED SHARE CAPITAL

13.1.	SUBJECT TO THE STATUTES, A GENERAL MEETING OF SHAREHOLDERS MAY FROM TIME TO TIME RESOLVE TO:

a)

alter or add classes of shares that shall constitute the Company’s registered capital, including shares with preference rights, deferred rights, conversion rights or any other special rights or limitations;

b)	increase the Company’s registered share capital by creating new shares either of an existing class or of a new class;

c)	consolidate and/or split all or any of its share capital into shares of larger or smaller par value than the existing shares;

d)	cancel any registered shares not yet allocated, provided that the Company has made no commitment to allocate such shares; and

e)	reduce the Company’s share capital and any reserved fund for redemption of capital.

13.2.	IN EXECUTING ANY RESOLUTION ADOPTED ACCORDING TO ARTICLE 13.1 ABOVE, THE BOARD MAY, AT ITS DISCRETION, RESOLVE ANY RELATED ISSUES.

13.3.

IF AS A RESULT OF A CONSOLIDATION OR SPLIT OF SHARES AUTHORIZED UNDER THESE ARTICLES, FRACTIONS OF A SHARE WILL STAND TO THE CREDIT OF ANY SHAREHOLDER, THE BOARD IS AUTHORIZED AT ITS DISCRETION, TO ACT AS FOLLOWS:

(a)

Determine that fractions of shares that do not entitle their owners to a whole share, will be sold by the Company and that the consideration for the sale be paid to the beneficiaries, on terms the Board may determine;

(b)

Allot to every shareholder, who holds a fraction of a share resulting from a consolidation and/or split, shares of the class that existed prior to the consolidation and/or split, in a quantity that, when consolidated with the fraction, will constitute a whole share, and such allotment will be considered valid immediately prior to the consolidation or split;

(c)	Determine the manner for paying the amounts to be paid for shares allotted in accordance with Article 13.3(b) above, including on account of bonus shares; and/or

(d)

Determine that the owners of fractions of shares will not be entitled to receive a whole Share in respect of a share fraction or that they may receive a whole share with a different par value than that of the fraction of a share.

13.4.

EXCEPT AS OTHERWISE PROVIDED BY OR PURSUANT TO THESE ARTICLES OR BY THE CONDITIONS OF ISSUE, ANY NEW SHARE CAPITAL SHALL BE CONSIDERED AS PART OF THE ORIGINAL SHARE CAPITAL, AND SHALL BE SUBJECT TO THE SAME PROVISIONS OF THESE ARTICLES WITH REFERENCE TO PAYMENT OF CALLS, LIEN, TRANSFER, TRANSMISSION, FORFEITURE AND OTHERWISE, WHICH APPLIES TO THE ORIGINAL SHARE CAPITAL.

14.	MODIFICATION OF CLASS RIGHTS

14.1.

IF AT ANY TIME THE SHARE CAPITAL IS DIVIDED INTO DIFFERENT CLASSES OF SHARES, ANY CHANGE TO THE RIGHTS AND PRIVILEGES OF THE HOLDERS OF ANY SUCH CLASS OF SHARES SHALL REQUIRE THE APPROVAL OF A CLASS MEETING OF SUCH CLASS OF SHARES BY A SIMPLE MAJORITY (UNLESS OTHERWISE PROVIDED BY THE STATUTES OR BY THE TERMS OF ISSUE OF THE SHARES OF THAT CLASS), IN ADDITION TO THE SIMPLE MAJORITY OF ALL CLASSES OF SHARES VOTING TOGETHER AS A SINGLE CLASS AT A SHAREHOLDER MEETING.

14.2.

THE RIGHTS AND PRIVILEGES OF THE HOLDERS OF ANY CLASS OF SHARES SHALL NOT BE DEEMED TO HAVE BEEN ALTERED BY CREATING OR ISSUING SHARES OF ANY CLASS, INCLUDING A NEW CLASS (UNLESS OTHERWISE PROVIDED BY THE TERMS OF ISSUE OF THE SHARES OF THAT CLASS).

15.	BORROWING POWERS

THE COMPANY MAY, BY RESOLUTION OF THE BOARD, FROM TIME TO TIME, RAISE OR BORROW OR SECURE THE PAYMENT OF ANY SUM OR SUMS OF MONEY FOR THE PURPOSES OF THE COMPANY. THE COMPANY, BY RESOLUTION OF THE BOARD, MAY ALSO RAISE OR SECURE THE PAYMENT OR REPAYMENT OF SUCH SUM OR SUMS IN SUCH MANNER AND UPON SUCH TERMS AND CONDITIONS IN ALL RESPECTS AS IT DEEMS FIT, AND IN PARTICULAR BY THE ISSUE OF DEBENTURES OR DEBENTURE STOCK OF THE COMPANY CHARGED UPON ALL OR ANY PART OF THE PROPERTY OF THE COMPANY (BOTH PRESENT AND FUTURE) INCLUDING ITS UNISSUED AND/OR ITS UNCALLED CAPITAL FOR THE TIME BEING. ISSUANCE OF ANY SERIES OF DEBENTURES SHALL REQUIRE BOARD APPROVAL

16.	GENERAL MEETINGS

16.1.

ANNUAL GENERAL MEETINGS SHALL BE HELD AT LEAST ONCE A CALENDAR YEAR, AT SUCH PLACE AND TIME AS DETERMINED BY THE BOARD, BUT NOT LATER THAN FIFTEEN (15) MONTHS AFTER THE LAST ANNUAL GENERAL MEETING. SUCH GENERAL MEETINGS SHALL BE CALLED “ANNUAL MEETINGS” AND ALL OTHER GENERAL MEETINGS OF THE COMPANY SHALL BE CALLED “SPECIAL MEETINGS”. THE ANNUAL MEETING SHALL REVIEW THE COMPANY’S FINANCIAL STATEMENTS AND SHALL TRANSACT ANY OTHER BUSINESS REQUIRED PURSUANT TO THESE ARTICLES OR THE LAW, AND ANY OTHER MATTER AS SHALL BE DETERMINED BY THE BOARD. THE BOARD MAY CONVENE A SPECIAL MEETING BY ITS RESOLUTION, AND IS REQUIRED TO CONVENE A SPECIAL MEETING SHOULD IT RECEIVE A REQUEST, IN WRITING, FROM A PERSON OR PERSONS ENTITLED, UNDER THE COMPANIES LAW, TO DEMAND SUCH MEETING.

16.2.

ANY REQUEST FOR CONVENING A MEETING MUST SPECIFY THE PURPOSES FOR WHICH THE MEETING IS TO BE CALLED, SHALL BE SIGNED BY THE PERSONS REQUESTING THE MEETING, AND SHALL BE DELIVERED TO THE COMPANY’S REGISTERED OFFICES.

16.3.

SUBJECT TO ANY APPLICABLE LAW AND STOCK EXCHANGE RULES AND REGULATIONS, ANY SHAREHOLDER OR SHAREHOLDERS OF THE COMPANY HOLDING AT LEAST THE REQUIRED PERCENTAGE UNDER THE LAW OF THE VOTING RIGHTS OF THE COMPANY WHICH ENTITLES FOR THE RIGHT TO REQUEST TO INCLUDE A MATTER ON THE AGENDA OF A GENERAL MEETING (THE “PROPOSING SHAREHOLDER(S)”) MAY REQUEST, SUBJECT TO THE LAW, THAT THE BOARD OF DIRECTORS INCLUDE A MATTER ON THE AGENDA OF A GENERAL MEETING TO BE HELD IN THE FUTURE, PROVIDED THAT THE BOARD OF DIRECTORS DETERMINES THAT THE MATTER IS APPROPRIATE TO BE CONSIDERED AT A GENERAL MEETING (A “PROPOSAL REQUEST”). IN ORDER FOR THE BOARD OF DIRECTORS TO CONSIDER A PROPOSAL REQUEST AND WHETHER TO INCLUDE THE MATTER STATED THEREIN IN THE AGENDA OF A GENERAL MEETING, NOTICE OF THE PROPOSAL REQUEST MUST BE TIMELY DELIVERED IN ACCORDANCE WITH APPLICABLE LAW, AND THE PROPOSAL REQUEST MUST COMPLY WITH THE REQUIREMENTS OF THESE ARTICLES (INCLUDING THIS ARTICLE 16.3) AND ANY APPLICABLE LAW AND STOCK EXCHANGE RULES AND REGULATIONS. THE PROPOSAL REQUEST MUST BE IN WRITING, SIGNED BY ALL OF THE PROPOSING SHAREHOLDER(S) MAKING SUCH REQUEST, DELIVERED, EITHER IN PERSON OR BY CERTIFIED MAIL, POSTAGE PREPAID, AND RECEIVED BY THE SECRETARY (OR, IN THE ABSENCE THEREOF BY THE CHIEF EXECUTIVE OFFICER OF THE COMPANY). THE ANNOUNCEMENT OF AN ADJOURNMENT OR POSTPONEMENT OF A GENERAL MEETING SHALL NOT COMMENCE A NEW TIME PERIOD (OR EXTEND ANY TIME PERIOD) FOR THE

DELIVERY OF A PROPOSAL REQUEST AS DESCRIBED ABOVE. IN ADDITION TO ANY INFORMATION REQUIRED TO BE INCLUDED IN ACCORDANCE WITH APPLICABLE LAW, A PROPOSAL REQUEST MUST INCLUDE THE FOLLOWING: (I) THE NAME, ADDRESS, TELEPHONE NUMBER, FAX NUMBER AND EMAIL ADDRESS OF THE PROPOSING SHAREHOLDER (OR EACH PROPOSING SHAREHOLDER, AS THE CASE MAY BE) AND, IF AN ENTITY, THE NAME(S) OF THE PERSON(S) THAT CONTROLS OR MANAGES SUCH ENTITY; (II) THE NUMBER OF SHARES HELD BY THE PROPOSING SHAREHOLDER(S), DIRECTLY OR INDIRECTLY (AND, IF ANY OF SUCH SHARES ARE HELD INDIRECTLY, AN EXPLANATION OF HOW THEY ARE HELD AND BY WHOM), WHICH SHALL BE IN SUCH NUMBER NO LESS THAN AS IS REQUIRED TO QUALIFY AS A PROPOSING SHAREHOLDER, ACCOMPANIED BY EVIDENCE SATISFACTORY TO THE COMPANY OF THE RECORD HOLDING OF SUCH SHARES BY THE PROPOSING SHAREHOLDER(S) AS OF THE DATE OF THE PROPOSAL REQUEST, AND A REPRESENTATION THAT THE PROPOSING SHAREHOLDER(S) INTENDS TO APPEAR IN PERSON OR BY PROXY AT THE MEETING; (III) THE MATTER REQUESTED TO BE INCLUDED ON THE AGENDA OF A GENERAL MEETING, ALL INFORMATION RELATED TO SUCH MATTER, THE REASON THAT SUCH MATTER IS PROPOSED TO BE BROUGHT BEFORE THE GENERAL MEETING, THE COMPLETE TEXT OF THE RESOLUTION THAT THE PROPOSING SHAREHOLDER PROPOSES TO BE VOTED UPON AT THE GENERAL MEETING AND, IF THE PROPOSING SHAREHOLDER WISHES TO HAVE A POSITION STATEMENT IN SUPPORT OF THE PROPOSAL REQUEST, A COPY OF SUCH POSITION STATEMENT THAT COMPLIES WITH THE REQUIREMENT OF ANY APPLICABLE LAW (IF ANY), (IV) A DESCRIPTION OF ALL ARRANGEMENTS OR UNDERSTANDINGS BETWEEN THE PROPOSING SHAREHOLDERS AND ANY OTHER PERSON(S) (NAMING SUCH PERSON OR PERSONS) IN CONNECTION WITH THE MATTER THAT IS REQUESTED TO BE INCLUDED ON THE AGENDA AND A DECLARATION SIGNED BY ALL PROPOSING SHAREHOLDER(S) OF WHETHER ANY OF THEM HAS A PERSONAL INTEREST IN THE MATTER AND, IF SO, A DESCRIPTION IN REASONABLE DETAIL OF SUCH PERSONAL INTEREST; (V) A DESCRIPTION OF ALL DERIVATIVE TRANSACTIONS (AS DEFINED BELOW) BY EACH PROPOSING SHAREHOLDER(S) DURING THE PREVIOUS TWELVE (12) MONTH PERIOD, INCLUDING THE DATE OF THE TRANSACTIONS AND THE CLASS, SERIES AND NUMBER OF SECURITIES INVOLVED IN, AND THE MATERIAL ECONOMIC TERMS OF, SUCH DERIVATIVE TRANSACTIONS; AND (VI) A DECLARATION THAT ALL OF THE INFORMATION THAT IS REQUIRED UNDER THE COMPANIES LAW AND ANY OTHER APPLICABLE LAW AND STOCK EXCHANGE RULES AND REGULATIONS TO BE PROVIDED TO THE COMPANY IN CONNECTION WITH SUCH MATTER, IF ANY, HAS BEEN PROVIDED TO THE COMPANY. THE BOARD OF DIRECTORS, MAY, IN ITS DISCRETION, TO THE EXTENT IT DEEMS NECESSARY, REQUEST THAT THE PROPOSING SHAREHOLDER(S) PROVIDE ADDITIONAL INFORMATION NECESSARY SO AS TO INCLUDE A MATTER IN THE AGENDA OF A GENERAL MEETING, AS THE BOARD OF DIRECTORS MAY REASONABLY REQUIRE.

A “DERIVATIVE TRANSACTION” MEANS ANY AGREEMENT, ARRANGEMENT, INTEREST OR UNDERSTANDING ENTERED INTO BY, OR ON BEHALF OR FOR THE BENEFIT OF, ANY PROPOSING SHAREHOLDER OR ANY OF ITS AFFILIATES OR ASSOCIATES, WHETHER OF RECORD OR BENEFICIAL: (1) THE VALUE OF WHICH IS DERIVED IN WHOLE OR IN PART FROM THE VALUE OF ANY CLASS OR SERIES OF SHARES OR OTHER SECURITIES OF THE COMPANY, (2) WHICH OTHERWISE PROVIDES ANY DIRECT OR INDIRECT OPPORTUNITY TO GAIN OR SHARE IN ANY GAIN DERIVED FROM A CHANGE IN THE VALUE OF SECURITIES OF THE COMPANY, (3) THE EFFECT OR INTENT OF WHICH IS TO MITIGATE LOSS, MANAGE RISK OR BENEFIT OF SECURITY VALUE OR PRICE CHANGES, OR (4) WHICH PROVIDES THE RIGHT TO VOTE OR INCREASE OR DECREASE THE VOTING POWER OF, SUCH PROPOSING SHAREHOLDER, OR ANY OF ITS AFFILIATES OR ASSOCIATES, WITH RESPECT TO ANY SHARES OR OTHER SECURITIES OF THE COMPANY, WHICH AGREEMENT, ARRANGEMENT, INTEREST OR UNDERSTANDING MAY INCLUDE, WITHOUT LIMITATION, ANY OPTION, WARRANT, DEBT POSITION, NOTE, BOND, CONVERTIBLE SECURITY, SWAP, SHARE APPRECIATION RIGHT, SHORT POSITION, PROFIT INTEREST, HEDGE, RIGHT TO DIVIDENDS, VOTING AGREEMENT, PERFORMANCE-RELATED FEE OR ARRANGEMENT TO BORROW OR LEND SHARES (WHETHER OR NOT SUBJECT TO PAYMENT, SETTLEMENT, EXERCISE OR CONVERSION IN ANY SUCH CLASS OR SERIES), AND ANY PROPORTIONATE INTEREST OF SUCH PROPOSING SHAREHOLDER IN THE SECURITIES OF THE COMPANY HELD BY ANY GENERAL OR LIMITED PARTNERSHIP, OR ANY LIMITED LIABILITY COMPANY, OF WHICH SUCH PROPOSING SHAREHOLDER IS, DIRECTLY OR INDIRECTLY, A GENERAL PARTNER OR MANAGING MEMBER.

THE INFORMATION REQUIRED PURSUANT TO THIS ARTICLE SHALL BE UPDATED AS OF (I) THE RECORD DATE OF THE GENERAL MEETING, (II) FIVE DAYS BEFORE THE GENERAL MEETING, AND (III) AS OF THE GENERAL MEETING, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE PROVISIONS OF ARTICLES 16.2 AND 16.3 SHALL APPLY, MUTATIS MUTANDIS, ON ANY MATTER TO BE INCLUDED ON THE AGENDA OF A SPECIAL MEETING WHICH IS CONVENED PURSUANT TO A REQUEST OF A SHAREHOLDER DULY DELIVERED TO THE COMPANY IN ACCORDANCE WITH THE COMPANIES LAW.

16.4.	SUBJECT TO APPLICABLE LAW, THE BOARD SHALL DETERMINE THE AGENDA OF ANY GENERAL MEETING.

16.5.	AN AMENDMENT TO ARTICLES 16.3, 16.4 OR THIS ARTICLE 16.5 SHALL REQUIRE A SPECIAL MAJORITY.

16.6.	NOTICE OF GENERAL MEETINGS:

UNLESS OTHERWISE REQUIRED BY THE LAW AND THESE ARTICLES, THE COMPANY IS NOT REQUIRED TO GIVE NOTICE UNDER SECTION 69 OF THE COMPANIES LAW. A NOTICE OF GENERAL MEETING SHALL BE PUBLISHED BY THE COMPANY ON THE WEBSITE OF (I) THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), AND (II) THE COMPANY, AS A CURRENT REPORT ON FORM 6-K OR FORM 8-K (OR SUCH OTHER FORM PRESCRIBED BY THE STATUTES), AT LEAST 21 DAYS PRIOR TO THE GENERAL MEETING (OR EARLIER IF SO REQUIRED UNDER THE STATUTES) AND, IF SO PUBLISHED, SHALL BE DEEMED TO HAVE BEEN DULY GIVEN ON THE DATE OF SUCH PUBLICATION TO ANY SHAREHOLDER.

17.	PROCEEDINGS AT GENERAL MEETINGS

17.1.	QUORUM

(A)	NO BUSINESS SHALL BE TRANSACTED AT ANY GENERAL MEETING OF THE COMPANY UNLESS A QUORUM OF SHAREHOLDERS IS PRESENT AT THE OPENING OF THE GENERAL MEETING.

(B)

EXCEPT AS PROVIDED IN THE FOLLOWING ARTICLE WITH REGARD TO AN ADJOURNED GENERAL MEETING, THE QUORUM FOR ANY GENERAL MEETING SHALL BE THE PRESENCE OF AT LEAST TWO SHAREHOLDERS IN PERSON OR BY PROXY (INCLUDING BY VOTING DEED) HOLDING 25% OF THE OF THE VOTING RIGHTS IN THE COMPANY. FOR THIS PURPOSE, ABSTAINING SHAREHOLDERS SHALL BE DEEMED PRESENT AT THE GENERAL MEETING.

(C)

IF WITHIN HALF AN HOUR FROM THE TIME APPOINTED FOR THE HOLDING OF A GENERAL MEETING A QUORUM IS NOT PRESENT, THE GENERAL MEETING SHALL STAND ADJOURNED TO THE SAME DAY IN THE FOLLOWING WEEK AT THE SAME TIME AND PLACE OR TO SUCH OTHER DAY, TIME AND PLACE AS THE BOARD MAY INDICATE IN A NOTICE TO THE SHAREHOLDERS. AT SUCH ADJOURNED GENERAL MEETING ANY NUMBER OF SHAREHOLDERS SHALL CONSTITUTE A QUORUM FOR THE BUSINESS FOR WHICH THE ORIGINAL GENERAL MEETING WAS CALLED.

17.2.	CHAIRPERSON OF THE GENERAL MEETING

(A)

THE CHAIRPERSON SHALL PRESIDE AS THE CHAIRPERSON AT EVERY GENERAL MEETING, BUT IF THERE SHALL BE NO SUCH CHAIRPERSON OR IF AT ANY MEETING THE CHAIRPERSON SHALL NOT BE PRESENT WITHIN FIFTEEN (15) MINUTES AFTER THE TIME APPOINTED FOR HOLDING THE SAME, OR SHALL BE UNWILLING TO ACT AS CHAIRMAN, THEN THE BOARD MEMBERS PRESENT AT THE MEETING SHALL CHOOSE ONE OF THE BOARD MEMBERS AS CHAIRMAN OF THE MEETING AND IF THEY SHALL NOT DO SO THEN THE SHAREHOLDERS PRESENT (BY PERSON OR BY PROXY) SHALL CHOOSE A BOARD MEMBER, OR IF NO BOARD MEMBER BE PRESENT OR IF ALL THE BOARD MEMBERS PRESENT DECLINE TO TAKE THE CHAIR, THEY SHALL CHOOSE ANY OTHER PERSON PRESENT TO BE CHAIRPERSON OF THE MEETING.

(B)

THE CHAIRPERSON OF THE GENERAL MEETING MAY, WITH THE CONSENT OF A GENERAL MEETING AT WHICH A QUORUM IS PRESENT, AND SHALL IF SO DIRECTED BY THE GENERAL MEETING, ADJOURN ANY MEETING, DISCUSSION OR THE RESOLUTION WITH RESPECT TO A MATTER THAT IS ON THE AGENDA, FROM TIME TO TIME AND FROM PLACE TO PLACE AS THE MEETING SHALL DETERMINE. EXCEPT AS MAY BE REQUIRED BY THE LAW, NO SHAREHOLDER SHALL BE ENTITLED TO ANY NOTICE OF AN ADJOURNMENT OR OF THE BUSINESS TO BE TRANSACTED AT AN ADJOURNED MEETING. NO BUSINESS SHALL BE TRANSACTED AT ANY ADJOURNED MEETING OTHER THAN THE BUSINESS WHICH MIGHT HAVE BEEN TRANSACTED AT THE MEETING FROM WHICH THE ADJOURNMENT TOOK PLACE.

(C)

A VOTE IN RESPECT OF THE ELECTION OF THE CHAIRMAN OF THE MEETING OR REGARDING A RESOLUTION TO ADJOURN THE MEETING SHALL BE CARRIED OUT IMMEDIATELY. ALL OTHER MATTERS SHALL BE VOTED UPON DURING THE MEETING AT SUCH TIME AND ORDER AS DECIDED BY THE CHAIRMAN OF THE GENERAL MEETING.

18.	VOTE OF SHAREHOLDERS

18.1.

ALL RESOLUTIONS PROPOSED AT ANY GENERAL MEETING WILL REQUIRE A SIMPLE MAJORITY, UNLESS OTHERWISE EXPRESSLY REQUIRED BY THE STATUTES OR THESE ARTICLES. EXCEPT AS OTHERWISE EXPRESSLY REQUIRED BY THE STATUTES OR THESE ARTICLES, ALTERATION OR AMENDMENT OF THESE ARTICLES SHALL REQUIRE A SIMPLE MAJORITY.

18.2.

A DECLARATION BY THE CHAIRPERSON OF THE MEETING THAT A RESOLUTION HAS BEEN CARRIED, OR HAS BEEN CARRIED UNANIMOUSLY OR BY A PARTICULAR MAJORITY, OR REJECTED, OR NOT CARRIED BY A PARTICULAR MAJORITY AND AN ENTRY TO THAT EFFECT IN THE MINUTES OF THE MEETING SHALL BE PRIMA FACIE EVIDENCE THEREOF.

18.3.

A GENERAL MEETING, THE CONSIDERATION OF ANY MATTER ON ITS AGENDA OR THE RESOLUTION ON ANY MATTER ON ITS AGENDA, MAY BE POSTPONED OR ADJOURNED, FROM TIME TO TIME AND FROM PLACE TO PLACE: (I) BY THE CHAIRPERSON OF A GENERAL MEETING AT WHICH A QUORUM IS PRESENT (AND HE SHALL IF SO DIRECTED BY THE GENERAL MEETING, WITH THE CONSENT OF THE HOLDERS OF A MAJORITY OF THE VOTING POWER REPRESENTED IN PERSON OR BY PROXY AND VOTING ON THE QUESTION OF ADJOURNMENT); OR (II) BY THE BOARD (WHETHER PRIOR TO OR AT A GENERAL MEETING), BUT NO BUSINESS SHALL BE TRANSACTED AT ANY SUCH ADJOURNED MEETING EXCEPT BUSINESS WHICH MIGHT LAWFULLY HAVE BEEN TRANSACTED AT THE MEETING AS ORIGINALLY CALLED, OR A MATTER ON ITS AGENDA WITH RESPECT TO WHICH NO RESOLUTION WAS ADOPTED AT THE MEETING ORIGINALLY CALLED.

18.4.	THE CHAIRPERSON OF THE MEETING WILL NOT HAVE A SECOND AND/OR A CASTING VOTE. IF THE VOTE IS TIED WITH REGARD TO A CERTAIN PROPOSED RESOLUTION SUCH PROPOSAL SHALL BE DEEMED REJECTED.

18.5.

IF TWO OR MORE PERSONS ARE JOINTLY ENTITLED TO A SHARE, THE VOTE OF THE SENIOR ONE WHO TENDERS A VOTE, WHETHER IN PERSON OR BY PROXY, SHALL BE ACCEPTED TO THE EXCLUSION OF THE VOTES OF THE OTHER REGISTERED HOLDERS OF THE SHARE, AND FOR THIS PURPOSE SENIORITY SHALL BE DETERMINED BY THE ORDER IN WHICH THE NAMES STAND IN THE REGISTER.

18.6.	A PROXY MAY BE APPOINTED IN RESPECT OF ONLY SOME OF THE SHARES HELD BY A SHAREHOLDER, AND A SHAREHOLDER MAY APPOINT MORE THAN ONE PROXY, EACH EMPOWERED TO VOTE BY VIRTUE OF A PORTION OF THE SHARES.

18.7.	A PROXYHOLDER NEED NOT BE A SHAREHOLDER OF THE COMPANY.

18.8.

THE INSTRUMENT APPOINTING A PROXY SHALL BE IN WRITING SIGNED BY THE APPOINTER OR OF HIS ATTORNEY-IN-FACT DULY AUTHORIZED IN WRITING. A CORPORATE ENTITY SHALL VOTE BY A REPRESENTATIVE DULY APPOINTED IN WRITING BY SUCH ENTITY. ANY INSTRUMENT APPOINTING A PROXY OR A REPRESENTATIVE OF A CORPORATE ENTITY (WHETHER FOR A SPECIFIED MEETING OR OTHERWISE) SHALL BE IN A FORM SATISFACTORY TO THE COMPANY.

Such instrument shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal, stamp or printed name or the hand of its duly authorized agent(s) or attorney(s).

18.9.

IF A SHAREHOLDER IS A MINOR, UNDER PROTECTION, BANKRUPT OR LEGALLY INCOMPETENT, OR IN THE CASE OF A CORPORATION, IS IN RECEIVERSHIP OR LIQUIDATION, IT MAY VOTE THROUGH HIS OR ITS TRUSTEES, RECEIVER, LIQUIDATOR, NATURAL GUARDIAN OR ANOTHER LEGAL GUARDIAN, AS THE CASE MAY BE, AND THE PERSONS LISTED ABOVE MAY VOTE IN PERSON OR BY PROXY.

18.10.

UNLESS OTHERWISE DETERMINED BY THE BOARD, THE INSTRUMENT OF APPOINTMENT MUST BE SUBMITTED TO THE OFFICE NO LATER THAN 48 HOURS PRIOR TO THE GENERAL MEETING TO BE ATTENDED BY SUCH PROXY OR REPRESENTATIVE. NOTWITHSTANDING THE ABOVE, THE CHAIRPERSON OF THE MEETING SHALL HAVE THE RIGHT TO WAIVE THE TIME REQUIREMENT PROVIDED ABOVE WITH RESPECT TO ALL INSTRUMENTS OF APPOINTMENT AND TO ACCEPT ANY AND ALL INSTRUMENTS OF APPOINTMENT UNTIL THE BEGINNING OF A GENERAL MEETING.

18.11.

A SHAREHOLDER BEING OF UNSOUND MIND OR PRONOUNCED TO BE UNFIT TO VOTE BY A COMPETENT COURT OF LAW MAY VOTE THROUGH A LEGALLY APPOINTED GUARDIAN OR ANY OTHER REPRESENTATIVE APPOINTED BY A COURT OF LAW TO VOTE ON BEHALF OF SUCH SHAREHOLDER.

18.12.

A SHAREHOLDER ENTITLED TO VOTE MAY SIGNIFY IN WRITING HIS APPROVAL OF, OR DISSENT FROM, OR MAY ABSTAIN FROM ANY RESOLUTION INCLUDED IN A PROXY INSTRUMENT FURNISHED BY THE COMPANY. A PROXY INSTRUMENT MAY INCLUDE RESOLUTIONS PERTAINING TO SUCH ISSUES WHICH ARE PERMITTED TO BE INCLUDED IN A PROXY INSTRUMENT ACCORDING TO THE STATUTES, AND SUCH OTHER ISSUES WHICH THE BOARD MAY DECIDE, IN A CERTAIN INSTANCE OR IN GENERAL, TO ALLOW VOTING THROUGH A PROXY. A SHAREHOLDER VOTING OR ABSTAINING THROUGH A PROXY INSTRUMENT SHALL BE TAKEN INTO ACCOUNT IN DETERMINING THE PRESENCE OF A QUORUM AS IF SUCH SHAREHOLDER IS PRESENT AT THE MEETING.

18.13.	THE CHAIRPERSON OF THE GENERAL MEETING SHALL BE RESPONSIBLE FOR RECORDING THE MINUTES OF THE GENERAL MEETING AND ANY RESOLUTION ADOPTED.

18.14.

SUBJECT TO THE COMPANIES LAW, AN INSTRUMENT APPOINTING A PROXY SHALL BE DEEMED REVOKED (I) UPON RECEIPT BY THE COMPANY OR THE CHAIRPERSON, SUBSEQUENT TO RECEIPT BY THE COMPANY OF SUCH INSTRUMENT, OF WRITTEN NOTICE SIGNED BY THE PERSON SIGNING SUCH INSTRUMENT OR BY THE SHAREHOLDER APPOINTING SUCH PROXY CANCELING THE APPOINTMENT THEREUNDER (OR THE AUTHORITY PURSUANT TO WHICH SUCH INSTRUMENT WAS SIGNED) OR OF AN INSTRUMENT APPOINTING A DIFFERENT PROXY (AND SUCH OTHER DOCUMENTS, IF ANY, REQUIRED UNDER THESE ARTICLES FOR SUCH NEW APPOINTMENT), PROVIDED SUCH NOTICE OF CANCELLATION OR INSTRUMENT APPOINTING A DIFFERENT PROXY WERE SO RECEIVED AT THE PLACE AND WITHIN THE TIME FOR DELIVERY OF THE INSTRUMENT REVOKED THEREBY AS REFERRED TO IN THESE ARTICLES, OR (II) IF THE APPOINTING SHAREHOLDER IS PRESENT IN PERSON AT THE MEETING FOR WHICH SUCH INSTRUMENT OF PROXY WAS DELIVERED, UPON RECEIPT BY THE CHAIRPERSON OF SUCH MEETING OF WRITTEN NOTICE FROM SUCH SHAREHOLDER OF THE REVOCATION OF SUCH APPOINTMENT, OR IF AND WHEN SUCH SHAREHOLDER VOTES AT SUCH MEETING. A VOTE CAST IN ACCORDANCE WITH AN INSTRUMENT APPOINTING A PROXY SHALL BE VALID NOTWITHSTANDING THE REVOCATION OR PURPORTED CANCELLATION OF THE APPOINTMENT, OR THE PRESENCE IN PERSON OR VOTE OF THE APPOINTING SHAREHOLDER AT A MEETING FOR WHICH IT WAS RENDERED, UNLESS SUCH INSTRUMENT OF APPOINTMENT WAS DEEMED REVOKED IN ACCORDANCE WITH THE FOREGOING PROVISIONS OF THIS ARTICLE 18.14 AT OR PRIOR TO THE TIME SUCH VOTE WAS CAST.

18.15.	THE PROVISIONS OF THESE ARTICLES RELATING TO GENERAL MEETINGS SHALL, MUTATIS MUTANDIS, APPLY TO CLASS MEETINGS.

19.	DIRECTORS

19.1.	Powers, Number of Directors, Composition & Election

(A)

THE BOARD SHALL HAVE AND EXECUTE ALL POWERS AND/OR RESPONSIBILITIES ALLOCATED TO THE BOARD BY THE STATUTES AND THESE ARTICLES, INCLUDING, WITHOUT LIMITATION, (I) THE POWERS GRANTED TO THE BOARD PURSUANT TO SECTION 92 OF THE COMPANIES LAW AND (II) SETTING THE COMPANY’S POLICIES AND SUPERVISION OVER THE EXECUTION OF THE POWERS AND RESPONSIBILITIES OF THE CEO. THE BOARD MAY EXECUTE ANY POWER OF THE COMPANY THAT IS NOT SPECIFICALLY ALLOCATED BY THE STATUTES OR BY THESE ARTICLES TO ANOTHER ORGAN OF THE COMPANY.

(B)

THE NUMBER OF DIRECTORS ON THE BOARD SHALL BE NO LESS THAN THREE (3) BUT NO MORE THAN EIGHT (8), INCLUDING ANY EXTERNAL DIRECTORS REQUIRED TO BE APPOINTED BY THE COMPANIES LAW (IF REQUIRED). A REDUCTION OF THE MAXIMUM NUMBER OF DIRECTORS ON THE BOARD UNDER THIS ARTICLE 19.1(B), SHALL NOT AFFECT THE TERM IN OFFICE OF SERVING DIRECTORS DETERMINED PRIOR TO SUCH REDUCTION.

(C)	NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS ARTICLE MAY ONLY BE AMENDED OR REPLACED BY A RESOLUTION ADOPTED BY THE SPECIAL MAJORITY.

(D)

THE DIRECTORS, EXCLUDING THE EXTERNAL DIRECTORS, SHALL BE CLASSIFIED, WITH RESPECT TO THE TERM FOR WHICH THEY EACH SEVERALLY HOLD OFFICE, INTO THREE CLASSES, AS NEARLY EQUAL IN NUMBER AS PRACTICABLE, HEREBY DESIGNATED AS CLASS I, CLASS II AND CLASS III. THE BOARD MAY ASSIGN MEMBERS OF THE BOARD ALREADY IN OFFICE TO SUCH CLASSES AT THE TIME SUCH CLASSIFICATION BECOMES EFFECTIVE.

(1)	THE TERM OF OFFICE OF THE INITIAL CLASS I DIRECTORS SHALL EXPIRE AT THE FIRST ANNUAL MEETING TO BE HELD IN 2022 AND WHEN THEIR SUCCESSORS ARE ELECTED AND QUALIFIED;

(2)

THE TERM OF OFFICE OF THE INITIAL CLASS II DIRECTORS SHALL EXPIRE AT THE FIRST ANNUAL MEETING FOLLOWING THE ANNUAL MEETING REFERRED TO IN ARTICLE 19.1(D)(1) ABOVE AND WHEN THEIR SUCCESSORS ARE ELECTED AND QUALIFIED, AND

(3)

THE TERM OF OFFICE OF THE INITIAL CLASS III DIRECTORS SHALL EXPIRE AT THE FIRST ANNUAL MEETING FOLLOWING THE ANNUAL MEETING REFERRED TO IN ARTICLE 19.1(D)(2) ABOVE AND WHEN THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

(E)

AT EACH ANNUAL MEETING, COMMENCING WITH THE ANNUAL MEETING TO BE HELD IN 2022, EACH OF THE SUCCESSORS ELECTED TO REPLACE THE DIRECTORS OF A CLASS WHOSE TERM SHALL HAVE EXPIRED AT SUCH ANNUAL MEETING SHALL BE ELECTED TO HOLD OFFICE UNTIL THE THIRD ANNUAL MEETING NEXT SUCCEEDING HIS OR HER ELECTION AND UNTIL HIS OR HER RESPECTIVE SUCCESSOR SHALL HAVE BEEN ELECTED AND QUALIFIED. NOTWITHSTANDING ANYTHING TO THE CONTRARY, EACH DIRECTOR SHALL SERVE UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED OR UNTIL SUCH EARLIER TIME AS SUCH DIRECTOR’S OFFICE IS VACATED.

(F)

THE BOARD MAY AT ANY TIME AND FROM TIME TO TIME APPOINT ANY PERSON AS A DIRECTOR TO FILL A VACANCY (WHETHER SUCH VACANCY IS DUE TO A DIRECTOR NO LONGER SERVING OR DUE TO THE NUMBER OF DIRECTORS SERVING BEING LESS THAN THE MAXIMUM NUMBER STATED IN ARTICLE 19.1(B) ABOVE). IN THE EVENT OF ONE OR MORE SUCH VACANCIES IN THE BOARD, THE CONTINUING DIRECTORS MAY CONTINUE TO ACT IN EVERY MATTER; PROVIDED, HOWEVER, THAT IF THEIR NUMBER IS LESS THAN THE MINIMUM NUMBER PROVIDED FOR PURSUANT TO ARTICLE 19.1(B) ABOVE, THEY MAY ONLY ACT IN AN EMERGENCY OR TO FILL THE OFFICE OF A DIRECTOR WHICH HAS BECOME VACANT UP TO A NUMBER EQUAL TO THE MINIMUM NUMBER PROVIDED FOR PURSUANT TO ARTICLE 19.1(B) ABOVE. THE OFFICE OF A DIRECTOR THAT WAS APPOINTED BY THE BOARD TO FILL ANY VACANCY SHALL ONLY BE FOR THE REMAINING PERIOD OF TIME DURING WHICH THE DIRECTOR WHOSE SERVICE HAS ENDED WAS FILLED WOULD HAVE HELD OFFICE, OR IN CASE OF A VACANCY DUE TO THE NUMBER OF DIRECTORS SERVING BEING LESS THAN THE MAXIMUM NUMBER STATED IN ARTICLE 19.1(B) ABOVE, THE BOARD SHALL DETERMINE AT THE TIME OF APPOINTMENT THE CLASS PURSUANT TO ARTICLE 19.1(D) ABOVE, TO WHICH THE ADDITIONAL DIRECTOR SHALL BE ASSIGNED. OTHER THAN AS PROVIDED IN THIS ARTICLE 19.1(G) DIRECTORS MAY BE ELECTED ONLY AT ANNUAL MEETINGS.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS ARTICLE 19 MAY ONLY BE AMENDED, REPLACED OR SUSPENDED BY A RESOLUTION OF THE SPECIAL MAJORITY.

(G)

PRIOR TO EVERY GENERAL MEETING OF THE COMPANY AT WHICH DIRECTORS ARE TO BE ELECTED, AND SUBJECT TO CLAUSES(A) AND (H) OF THIS ARTICLE, THE BOARD (OR A COMMITTEE THEREOF) SHALL SELECT, BY A RESOLUTION ADOPTED BY A MAJORITY OF THE BOARD (OR SUCH COMMITTEE), A NUMBER OF PERSONS TO BE PROPOSED TO THE SHAREHOLDERS OF THE COMPANY FOR ELECTION AS DIRECTORS AT SUCH GENERAL MEETING (THE “NOMINEES”).

(H)

ANY PROPOSING SHAREHOLDER REQUESTING TO INCLUDE ON THE AGENDA OF A GENERAL MEETING A NOMINATION OF A PERSON TO BE PROPOSED TO THE SHAREHOLDERS FOR ELECTION AS DIRECTOR (SUCH PERSON, AN “ALTERNATE NOMINEE”), MAY SO REQUEST PROVIDED THAT IT COMPLIES WITH THIS ARTICLE AND ARTICLE 16.3 AND APPLICABLE LAW. UNLESS OTHERWISE DETERMINED BY THE BOARD, A PROPOSAL REQUEST RELATING TO ALTERNATE NOMINEE IS DEEMED TO BE A MATTER THAT IS APPROPRIATE TO BE CONSIDERED ONLY AT AN ANNUAL MEETING. IN ADDITION TO ANY INFORMATION REQUIRED TO BE INCLUDED IN ACCORDANCE

WITH APPLICABLE LAW, SUCH A PROPOSAL REQUEST SHALL INCLUDE INFORMATION REQUIRED PURSUANT TO ARTICLE 16.3, AND SHALL ALSO SET FORTH: (I) THE NAME, ADDRESS, TELEPHONE NUMBER, FAX NUMBER AND EMAIL ADDRESS OF THE ALTERNATE NOMINEE AND ALL CITIZENSHIPS AND RESIDENCIES OF THE ALTERNATE NOMINEE; (II) A DESCRIPTION OF ALL ARRANGEMENTS, RELATIONS OR UNDERSTANDINGS DURING THE PAST THREE (3) YEARS, AND ANY OTHER MATERIAL RELATIONSHIPS, BETWEEN THE PROPOSING SHAREHOLDER(S) OR ANY OF ITS AFFILIATES AND EACH ALTERNATE NOMINEE; (III) A DECLARATION SIGNED BY THE ALTERNATE NOMINEE THAT HE CONSENTS TO BE NAMED IN THE COMPANY’S NOTICES AND PROXY MATERIALS RELATING TO THE GENERAL MEETING, IF PROVIDED OR PUBLISHED, AND, IF ELECTED, TO SERVE ON THE BOARD AND TO BE NAMED IN THE COMPANY’S DISCLOSURES AND FILINGS, (IV) A DECLARATION SIGNED BY EACH ALTERNATE NOMINEE AS REQUIRED UNDER THE LAW AND ANY OTHER APPLICABLE LAW AND STOCK EXCHANGE RULES AND REGULATIONS FOR THE APPOINTMENT OF SUCH AN ALTERNATE NOMINEE AND AN UNDERTAKING THAT ALL OF THE INFORMATION THAT IS REQUIRED UNDER LAW AND STOCK EXCHANGE RULES AND REGULATIONS TO BE PROVIDED TO THE COMPANY IN CONNECTION WITH SUCH AN APPOINTMENT HAS BEEN PROVIDED (INCLUDING, INFORMATION IN RESPECT OF THE ALTERNATE NOMINEE AS WOULD BE PROVIDED IN RESPONSE TO THE APPLICABLE DISCLOSURE REQUIREMENTS UNDER FORM 20-F OR ANY OTHER APPLICABLE FORM PRESCRIBED BY THE SEC; (V) A DECLARATION MADE BY THE ALTERNATE NOMINEE OF WHETHER HE MEETS THE CRITERIA FOR AN INDEPENDENT DIRECTOR AND, IF APPLICABLE, EXTERNAL DIRECTOR OF THE COMPANY UNDER THE LAW AND/OR UNDER ANY APPLICABLE LAW, REGULATION OR STOCK EXCHANGE RULES, AND IF NOT, THEN AN EXPLANATION OF WHY NOT; AND (VI) ANY OTHER INFORMATION REQUIRED AT THE TIME OF SUBMISSION OF THE PROPOSAL REQUEST BY APPLICABLE LAW, REGULATIONS OR STOCK EXCHANGE RULES. IN ADDITION, THE PROPOSING SHAREHOLDER SHALL PROMPTLY PROVIDE ANY OTHER INFORMATION REASONABLY REQUESTED BY THE COMPANY. THE BOARD MAY REFUSE TO ACKNOWLEDGE THE NOMINATION OF ANY PERSON NOT MADE IN COMPLIANCE WITH THE FOREGOING. THE COMPANY SHALL BE ENTITLED TO PUBLISH ANY INFORMATION PROVIDED BY A PROPOSING SHAREHOLDER PURSUANT TO THIS ARTICLE AND ARTICLE 16.3, AND THE PROPOSING SHAREHOLDER SHALL BE RESPONSIBLE FOR THE ACCURACY AND COMPLETENESS THEREOF.

THE NOMINEES OR ALTERNATE NOMINEES SHALL BE ELECTED BY A RESOLUTION ADOPTED AT THE GENERAL MEETING AT WHICH THEY ARE SUBJECT FOR ELECTION. NOTWITHSTANDING ARTICLES 19.1(G) AND ARTICLE 19.2(H), IN THE EVENT OF A CONTESTED ELECTION (AS DEFINED BELOW), THE METHOD OF CALCULATION OF THE VOTES AND THE MANNER IN WHICH THE RESOLUTIONS WILL BE PRESENTED TO THE GENERAL MEETING SHALL BE DETERMINED BY THE BOARD IN ITS DISCRETION. IN THE EVENT THAT THE BOARD OF DIRECTORS DOES NOT OR IS UNABLE TO MAKE A DETERMINATION ON SUCH MATTER, THEN THE METHOD DESCRIBED IN CLAUSE (II) BELOW SHALL APPLY. THE BOARD MAY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING METHODS: (I) ELECTION OF COMPETING SLATES OF DIRECTOR NOMINEES (DETERMINED IN A MANNER APPROVED BY THE BOARD) BY A MAJORITY OF THE

VOTING POWER REPRESENTED AT THE GENERAL MEETING IN PERSON OR BY PROXY AND VOTING ON SUCH COMPETING SLATES, (II) ELECTION OF INDIVIDUAL DIRECTORS BY A PLURALITY OF THE VOTING POWER REPRESENTED AT THE GENERAL MEETING IN PERSON OR BY PROXY AND VOTING ON THE ELECTION OF DIRECTORS (WHICH SHALL MEAN THAT THE NOMINEES RECEIVING THE LARGEST NUMBER OF “FOR” VOTES WILL BE ELECTED IN SUCH CONTESTED ELECTION), (III) ELECTION OF EACH NOMINEE BY A MAJORITY OF THE VOTING POWER REPRESENTED AT THE GENERAL MEETING IN PERSON OR BY PROXY AND VOTING ON THE ELECTION OF DIRECTORS, PROVIDED THAT IF THE NUMBER OF SUCH NOMINEES EXCEEDS THE NUMBER OF DIRECTORS TO BE ELECTED, THEN AS AMONG SUCH NOMINEES THE ELECTION SHALL BE BY PLURALITY OF THE VOTING POWER AS DESCRIBED ABOVE, AND (IV) SUCH OTHER METHOD OF VOTING AS THE BOARD DEEMS APPROPRIATE, INCLUDING USE OF A “UNIVERSAL PROXY CARD” LISTING ALL NOMINEES AND ALTERNATE NOMINEES BY THE COMPANY. FOR THE PURPOSES OF THESE ARTICLES, ELECTION OF DIRECTORS AT A GENERAL MEETING SHALL BE CONSIDERED A “CONTESTED ELECTION” IF THE AGGREGATE NUMBER OF NOMINEES AND ALTERNATE NOMINEES AT SUCH MEETING EXCEEDS THE TOTAL NUMBER OF DIRECTORS TO BE ELECTED AT SUCH MEETING, WITH THE DETERMINATION THEREOF BEING MADE BY THE SECRETARY (OR, IN THE ABSENCE THEREOF, BY THE CEO OF THE COMPANY) AS OF THE CLOSE OF THE APPLICABLE NOTICE OF NOMINATION PERIOD UNDER ARTICLE 16.3 OR UNDER APPLICABLE LAW, BASED ON WHETHER ONE OR MORE NOTICE(S) OF NOMINATION WERE TIMELY FILED IN ACCORDANCE WITH ARTICLE 16.3, THIS ARTICLE AND APPLICABLE LAW; PROVIDED, HOWEVER, THAT THE DETERMINATION THAT AN ELECTION IS A CONTESTED ELECTION SHALL NOT BE DETERMINATIVE AS TO THE VALIDITY OF ANY SUCH NOTICE OF NOMINATION; AND PROVIDED FURTHER, THAT, IF, PRIOR TO THE TIME OF SUCH MEETING, ONE OR MORE NOTICES OF NOMINATION OF AN ALTERNATE NOMINEE ARE WITHDRAWN SUCH THAT THE NUMBER OF CANDIDATES FOR ELECTION AS DIRECTOR NO LONGER EXCEEDS THE NUMBER OF DIRECTORS TO BE ELECTED, THE ELECTION SHALL NOT BE CONSIDERED A CONTESTED ELECTION. AT ANY GENERAL MEETING AT WHICH DIRECTORS ARE TO BE ELECTED, EACH SHAREHOLDER SHALL BE ENTITLED TO CAST A NUMBER OF VOTES WITH RESPECT TO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS UP TO THE TOTAL NUMBER OF DIRECTORS TO BE ELECTED AT SUCH MEETING. SHAREHOLDERS SHALL NOT BE ENTITLED TO CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE.

(I)

THE TERM OF OFFICE OF A DIRECTOR SHALL COMMENCE ON THE DATE OF SUCH DIRECTOR’S ELECTION BY THE ANNUAL MEETING OR BY THE BOARD OR ON A LATER DATE, SHOULD SUCH DATE BE DETERMINED IN THE RESOLUTION OF APPOINTMENT OF THE ANNUAL MEETING OR OF THE BOARD. A GENERAL MEETING MAY DISMISS A DIRECTOR DURING THE TERM, WITH OR WITHOUT CAUSE, ONLY BY A SPECIAL MAJORITY VOTE.

(J)	AN AMENDMENT TO ARTICLES 19.1(B) – 19.1(J) SHALL REQUIRE A SPECIAL MAJORITY.

(K)

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THESE ARTICLES, THE ELECTION, QUALIFICATION, REMOVAL, OR DISMISSAL OF EXTERNAL DIRECTORS SHALL BE ONLY IN ACCORDANCE WITH THE APPLICABLE PROVISIONS SET FORTH IN THE LAW.

19.2.	Remuneration

THE COMPANY SHALL DETERMINE THE REMUNERATION OF THE DIRECTORS, IF ANY, IN ACCORDANCE WITH THE LAW.

19.3.	Chairperson of the Board

THE BOARD SHALL APPOINT ONE OF ITS MEMBERS TO SERVE AS THE CHAIRPERSON AND MAY REPLACE THE CHAIRPERSON FROM TIME TO TIME. THE CHAIRPERSON SHALL PRESIDE AT MEETINGS OF THE BOARD, BUT IF AT ANY MEETING THE CHAIRPERSON IS NOT PRESENT WITHIN FIFTEEN (15) MINUTES AFTER THE TIME APPOINTED FOR HOLDING THE MEETING, THE PRESENT DIRECTORS SHALL CHOOSE A PRESENT DIRECTOR TO BE CHAIRMAN OF SUCH MEETING.

19.4.	Vacation of Office

THE OFFICE OF A DIRECTOR SHALL BE VACATED AND HE SHALL BE DISMISSED OR REMOVED:

(A)	IPSO FACTO, UPON HIS DEATH;

(B)	IF HE IS PREVENTED BY APPLICABLE LAW FROM SERVING AS A DIRECTOR;

(C)	IF HIS DIRECTORSHIP EXPIRES PURSUANT TO THESE ARTICLES AND/OR APPLICABLE LAW;

(D)	BY A RESOLUTION ADOPTED AT A GENERAL MEETING BY A SPECIAL MAJORITY. SUCH REMOVAL SHALL BECOME EFFECTIVE ON THE DATE FIXED IN SUCH RESOLUTION;

(E)	BY HIS WRITTEN RESIGNATION, SUCH RESIGNATION BECOMING EFFECTIVE ON THE DATE FIXED THEREIN, OR UPON THE DELIVERY THEREOF TO THE COMPANY, WHICHEVER IS LATER; OR

(F)	WITH RESPECT TO AN EXTERNAL DIRECTOR, IF SO ELECTED, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ONLY PURSUANT TO APPLICABLE LAW.

20.	PROCEEDINGS OF THE DIRECTORS

20.1.	The directors shall meet together for the dispatch of business, adjourn, and otherwise regulate their meetings as they deem fit, subject to these Articles.

20.2.

Unless otherwise determined by the Board, written notice of any meeting of the Board and the agenda setting out the matters to be discussed at such meeting, shall be given to all directors at least forty-eight (48) hours (or such shorter notice (i) if all the directors so agree or (ii) in the case of emergency, if a majority of the directors so agree) before the meeting. A majority of the members of the Board may decide to hold a meeting without such notice, provided the Chairperson participates in such meeting.

20.3.	Quorum

NO BUSINESS SHALL BE TRANSACTED AT ANY MEETING OF THE BOARD UNLESS A QUORUM OF DIRECTORS IS PRESENT WHEN A MEETING IS CALLED TO ORDER. A QUORUM SHALL BE DEEMED TO EXIST WHEN THERE ARE PRESENT AT LEAST HALF OF THE DIRECTORS THEN IN OFFICE.

IF A QUORUM IS NOT PRESENT AT THE MEETING OF THE BOARD WITHIN HALF AN HOUR AFTER THE TIME SCHEDULED FOR THE MEETING, THE MEETING MAY BE ADJOURNED TO ANOTHER TIME AS SHALL BE DECIDED BY THE CHAIRPERSON, OR IN HIS ABSENCE, THE DIRECTORS PRESENT AT THE MEETING, PROVIDED THAT NOTICE OF NO LESS THAN TWO (2) DAYS IN ADVANCE SHALL BE GIVEN TO ALL THE DIRECTORS OF THE TIME OF THE ADJOURNED MEETING. THE DIRECTORS MAY WAIVE THE NECESSITY OF SUCH NOTICE EITHER BEFOREHAND OR RETROSPECTIVELY. THE QUORUM FOR THE COMMENCEMENT OF THE ADJOURNED MEETING SHALL BE AT LEAST ONE MEMBER OF THE BOARD.

20.4.	Methods of Attending Meetings

SOME OR ALL OF THE DIRECTORS MAY ATTEND MEETINGS OF THE BOARD THROUGH COMPUTER NETWORK, TELEPHONE OR ANY OTHER MEDIA OF COMMUNICATION, ENABLING THE DIRECTORS TO COMMUNICATE WITH EACH OTHER, IN THE DEEMED PRESENCE OF ALL OF THEM, PROVIDED THAT DUE PRIOR NOTICE DETAILING THE TIME AND MANNER OF HOLDING A GIVEN MEETING IS SERVED UPON ALL THE DIRECTORS. THE DIRECTORS MAY WAIVE THE NECESSITY OF SUCH NOTICE EITHER BEFOREHAND OR RETROSPECTIVELY.

ANY RESOLUTION ADOPTED BY THE BOARD IN SUCH A MEETING, PURSUANT TO THE PROVISIONS OF THESE ARTICLES, WILL BE RECORDED IN WRITING AND SIGNED BY THE CHAIRPERSON (OR IN HIS ABSENCE BY THE CHAIRMAN OF THE MEETING), AND SHALL BE VALID AS IF ADOPTED AT A MEETING OF THE BOARD DULY CONVENED AND HELD.

20.5.

A resolution in writing signed by all of the directors eligible to participate in the discussion and vote on such resolution, or in respect of which all such directors have agreed (in writing by mail, fax, or electronic mail) not to convene, shall be as valid and effective for all purposes as if passed at a meeting of the Board duly convened and held.

Any such resolution may consist of several counterparts, each signed by one or more directors. Such resolution in writing shall be effective as of the last date appearing on the resolution, or if the resolution is signed in two or more counterparts, as of the last date appearing on the counterparts.

20.6.

While exercising his/her voting right, each director shall have one vote. Resolutions of the Board will be decided by a simple majority of the directors present and voting, not taking into consideration abstaining votes, except as otherwise provided in these Articles or by the Statutes. In the event the vote is tied, the Chairperson of the Board shall have a casting vote.

20.7.	Alternate Director

(A)

SUBJECT TO THE LAW, A DIRECTOR SHALL BE ENTITLED AT ANY TIME AND FROM TIME TO TIME, BY A WRITTEN NOTICE TO THE COMPANY, TO APPOINT, REMOVE OR REPLACE ANY PERSON WHO IS QUALIFIED TO SERVE AS A DIRECTOR, TO ACT AS HIS/HER ALTERNATE; PROVIDED THAT THE APPOINTMENT OF SUCH PERSON SHALL HAVE EFFECT ONLY UPON AND SUBJECT TO ITS BEING APPROVED BY THE BOARD (THE “ALTERNATE DIRECTOR”). THE APPOINTMENT OF AN ALTERNATE DIRECTOR DOES NOT NEGATE THE RESPONSIBILITY OF THE APPOINTING DIRECTOR AND SUCH RESPONSIBILITY SHALL CONTINUE TO APPLY TO SUCH APPOINTING DIRECTOR—TAKING INTO ACCOUNT THE CIRCUMSTANCES OF THE APPOINTMENT.

(B)

ALTERNATE DIRECTOR SHALL BE ENTITLED, WHILE HOLDING OFFICE, TO RECEIVE NOTICES OF MEETINGS OF THE BOARD AND TO ATTEND AND VOTE AS A DIRECTOR AT ANY MEETINGS AT WHICH THE APPOINTING DIRECTOR IS NOT PRESENT AND GENERALLY TO EXERCISE ALL THE POWERS, RIGHTS, DUTIES AND AUTHORITIES AND TO PERFORM ALL FUNCTIONS OF THE APPOINTING DIRECTOR. PROVIDED HOWEVER, THAT (I) HE MAY NOT IN TURN APPOINT AN ALTERNATE FOR HIMSELF (UNLESS THE INSTRUMENT APPOINTING HIM OTHERWISE EXPRESSLY PROVIDES AND SUCH APPOINTMENT IS APPROVED BY THE BOARD), AND (II) AN ALTERNATE DIRECTOR SHALL HAVE NO STANDING AT ANY MEETING OF THE BOARD OR ANY COMMITTEE THEREOF WHILE THE APPOINTING DIRECTOR IS PRESENT.

(C)	ANY INDIVIDUAL, WHO QUALIFIES TO BE A MEMBER OF THE BOARD, MAY ACT AS AN ALTERNATE DIRECTOR. ONE PERSON MAY NOT ACT AS ALTERNATE DIRECTOR FOR SEVERAL DIRECTORS OR IF HE IS SERVING AS A DIRECTOR.

(D)

ANY NOTICE TO THE COMPANY PURSUANT TO ARTICLE 20.7(A) SHALL BE GIVEN IN PERSON TO, OR BY SENDING THE SAME BY MAIL TO THE ATTENTION OF THE CHAIRPERSON OF THE BOARD AT THE PRINCIPAL OFFICE OF THE COMPANY OR TO SUCH OTHER PERSON OR PLACE AS THE BOARD SHALL HAVE DETERMINED FOR SUCH PURPOSE, AND SHALL BECOME EFFECTIVE ON THE DATE FIXED THEREIN, UPON THE RECEIPT THEREOF BY THE COMPANY (AT THE PLACE AS AFORESAID) OR UPON THE APPROVAL OF THE APPOINTMENT BY THE BOARD, WHICHEVER IS LATER.

(E)

THE OFFICE OF AN ALTERNATE DIRECTOR SHALL BE VACATED UNDER THE CIRCUMSTANCES, MUTATIS MUTANDIS, SET FORTH IN ARTICLE 19.4, AND SUCH OFFICE SHALL IPSO FACTO BE VACATED IF THE OFFICE OF THE DIRECTOR WHO APPOINTED SUCH ALTERNATE DIRECTOR IS VACATED, FOR ANY REASON.

20.8.	Delegation of Powers

(A)

THE BOARD MAY, SUBJECT TO THE PROVISIONS OF THE COMPANIES LAW, DELEGATE ANY OR ALL OF ITS POWERS TO COMMITTEES (IN THESE ARTICLES REFERRED TO AS A “COMMITTEE OF THE BOARD”, OR “COMMITTEE”), EACH CONSISTING OF ONE OR MORE PERSONS, AND IT MAY FROM TIME TO TIME REVOKE SUCH DELEGATION OR ALTER THE COMPOSITION OF ANY SUCH COMMITTEE. ANY COMMITTEE SO FORMED SHALL, IN THE EXERCISE OF THE POWERS SO DELEGATED, CONFORM TO ANY REGULATIONS IMPOSED ON IT BY THE BOARD, SUBJECT TO APPLICABLE LAW. NO REGULATION IMPOSED BY THE BOARD ON ANY COMMITTEE AND NO RESOLUTION OF THE BOARD SHALL

INVALIDATE ANY PRIOR ACT DONE PURSUANT TO A RESOLUTION BY THE COMMITTEE WHICH WOULD HAVE BEEN VALID IF SUCH REGULATION OR RESOLUTION OF THE BOARD HAD NOT BEEN ADOPTED. THE MEETINGS AND PROCEEDINGS OF ANY SUCH COMMITTEE OF THE BOARD SHALL, MUTATIS MUTANDIS, BE GOVERNED BY THE PROVISIONS HEREIN CONTAINED FOR REGULATING THE MEETINGS OF THE BOARD, TO THE EXTENT NOT SUPERSEDED BY ANY REGULATIONS ADOPTED BY THE BOARD. UNLESS OTHERWISE EXPRESSLY PROHIBITED BY THE BOARD, IN DELEGATING POWERS TO A COMMITTEE OF THE BOARD, SUCH COMMITTEE SHALL BE EMPOWERED TO FURTHER DELEGATE SUCH POWERS.

(B)

WITHOUT DEROGATING FROM THE PROVISIONS OF ARTICLE 24, THE BOARD MAY FROM TIME TO TIME APPOINT A SECRETARY TO THE COMPANY, AS WELL AS OFFICERS, AGENTS, EMPLOYEES AND INDEPENDENT CONTRACTORS, AS THE BOARD DEEMS FIT, AND MAY TERMINATE THE SERVICE OF ANY SUCH PERSON. THE BOARD MAY, SUBJECT TO THE PROVISIONS OF THE COMPANIES LAW, DETERMINE THE POWERS AND DUTIES, AS WELL AS THE SALARIES AND COMPENSATION, OF ALL SUCH PERSONS.

(C)

THE BOARD MAY FROM TIME TO TIME, BY POWER OF ATTORNEY OR OTHERWISE, APPOINT ANY PERSON, COMPANY, FIRM OR BODY OF PERSONS TO BE THE ATTORNEY OR ATTORNEYS OF THE COMPANY AT LAW OR IN FACT FOR SUCH PURPOSE(S) AND WITH SUCH POWERS, AUTHORITIES AND DISCRETIONS, AND FOR SUCH PERIOD AND SUBJECT TO SUCH CONDITIONS, AS IT DEEMS FIT, AND ANY SUCH POWER OF ATTORNEY OR OTHER APPOINTMENT MAY CONTAIN SUCH PROVISIONS FOR THE PROTECTION AND CONVENIENCE OF PERSONS DEALING WITH ANY SUCH ATTORNEY AS THE BOARD DEEMS FIT, AND MAY ALSO AUTHORIZE ANY SUCH ATTORNEY TO DELEGATE ALL OR ANY OF THE POWERS, AUTHORITIES AND DISCRETIONS VESTED IN HIM.

20.9.

Meetings of committees and proceedings thereat (including the convening of the meetings, the election of the chairman and the votes) shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and unless otherwise determined by the Board, including by an adoption of a charter governing the committee proceedings.

21.	CONFLICT OF INTEREST; APPROVAL OF CERTAIN TRANSACTIONS WITH RELATED PARTIES

21.1.

Subject to the Law and pursuant to Section 271 of the Law, a transaction between the Company and an Office Holder (other than with respect to the compensation terms of such Office Holder), and a transaction between the Company and another entity in which an Office Holder of the Company has a personal interest, which is not an Extraordinary Transaction (as defined by the Law), may be approved by either the Board or a committee of the Board or any other body or person (who has no personal interest in the transaction) authorized by the Board. Such authorization, as well as the actual approval by the authorized body or person, may be for a particular transaction or more generally for specific type of transactions.

21.2.

Subject to the provisions of the Law and these Articles, no Director shall be disqualified by virtue of his `office from holding any office or place of profit in the Company or in any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested, be avoided, nor, other than as required under the Law, shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director’s holding that office or of the fiduciary relations thereby established, but the nature of his interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, at no later than the first meeting of the Board after the acquisition of his interest.

22.	RECORDS AND VALIDITY OF ACTS

22.1.

The resolutions of the Board shall be recorded in the Company’s minutes book, as required under the Statutes, signed by the Chairperson or the chairman of a certain meeting. Such signed minutes shall be deemed prima facie evidence of the meeting and the resolutions resolved therein.

22.2.

All acts done bona fide by any meeting of the Board or of a Committee or by any person acting as a director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

23.	CHIEF EXECUTIVE OFFICER

(A)

THE BOARD SHALL FROM TIME TO TIME APPOINT ONE OR MORE PERSONS, WHETHER OR NOT DIRECTORS, AS CEO OF THE COMPANY AND MAY CONFER UPON SUCH PERSON(S), AND FROM TIME TO TIME MODIFY OR REVOKE, SUCH TITLES AND SUCH DUTIES AND AUTHORITIES OF THE BOARD AS THE BOARD MAY DEEM FIT, SUBJECT TO SUCH LIMITATIONS AND RESTRICTIONS AS THE BOARD MAY FROM TIME TO TIME PRESCRIBE. SUCH APPOINTMENT(S) MAY BE EITHER FOR A FIXED TERM OR WITHOUT ANY LIMITATION OF TIME, AND THE BOARD MAY FROM TIME TO TIME (SUBJECT TO ANY ADDITIONAL APPROVALS REQUIRED UNDER, AND THE PROVISIONS OF, THE COMPANIES LAW AND OF ANY CONTRACT BETWEEN ANY SUCH PERSON AND THE COMPANY) FIX THEIR SALARIES AND COMPENSATION, REMOVE, OR DISMISS THEM FROM OFFICE AND APPOINT ANOTHER OR OTHERS IN HIS OR THEIR PLACE OF PLACES.

(B)	UNLESS OTHERWISE DETERMINED BY THE BOARD, THE CEO SHALL HAVE AUTHORITY WITH RESPECT TO THE MANAGEMENT AND OPERATIONS OF THE COMPANY IN THE ORDINARY COURSE OF BUSINESS.

24.	MINUTES

ANY MINUTES OF THE GENERAL MEETING OR THE BOARD OR ANY COMMITTEE THEREOF, IF PURPORTING TO BE SIGNED BY THE CHAIRPERSON OF THE GENERAL MEETING, THE BOARD OR A COMMITTEE THEREOF, AS THE CASE MAY BE, OR BY THE CHAIRPERSON OF THE NEXT SUCCEEDING GENERAL MEETING, MEETING OF THE BOARD OR MEETING OF A COMMITTEE, AS THE CASE MAY BE, SHALL CONSTITUTE PRIMA FACIE EVIDENCE OF THE MATTERS RECORDED THEREIN.

25.	INSURANCE, EXCULPATION, AND INDEMNITY

25.1.	Insurance of Office Holders

(A) THE COMPANY MAY INSURE THE LIABILITY OF AN OFFICE HOLDER, TO THE FULLEST EXTENT PERMITTED UNDER THE STATUTES.

(B) WITHOUT DEROGATING FROM THE AFORESAID, THE COMPANY MAY ENTER INTO A CONTRACT TO INSURE THE LIABILITY OF AN OFFICER THEREIN FOR AN OBLIGATION IMPOSED ON HIM IN CONSEQUENCE OF AN ACT DONE IN HIS CAPACITY AS AN OFFICE HOLDER, IN ANY OF THE FOLLOWING CASES:

(1)	A BREACH OF THE DUTY OF CARE VIS-A-VIS THE COMPANY OR VIS-A-VIS ANOTHER PERSON.

(2)	A BREACH OF THE DUTY OF LOYALTY VIS-A-VIS THE COMPANY, PROVIDED THAT THE OFFICE HOLDER ACTED IN GOOD FAITH AND HAD A REASONABLE BASIS TO BELIEVE THAT THE ACT WOULD NOT HARM THE COMPANY;

(3)	A MONETARY OBLIGATION IMPOSED ON HIM IN FAVOR OF ANOTHER PERSON;

(4)

A MONETARY LIABILITY IMPOSED ON SUCH OFFICE HOLDER IN FAVOR OF A PAYMENT TO A BREACH OFFENDED AT AN ADMINISTRATIVE PROCEDURE AS SET FORTH IN SECTION 52(54)(A)(1)(A) TO THE SECURITIES LAW AND EXPENSES REGARDING ADMINISTRATIVE PROCEDURES CONDUCTED IN CONNECTION WITH SUCH OFFICE HOLDER AND/OR IN CONNECTION WITH A MONETARY SANCTION, INCLUDING REASONABLE LITIGATION EXPENSES AND REASONABLE ATTORNEY’S FEES;

(5)

ANY OTHER MATTER IN RESPECT OF WHICH IT IS PERMITTED OR WILL BE PERMITTED UNDER APPLICABLE LAW TO INSURE THE LIABILITY OF AN OFFICE HOLDER IN THE COMPANY, AND TO THE EXTENT SUCH LAW REQUIRES THE INCLUSION OF A PROVISION PERMITTING SUCH INSURANCE IN THESE ARTICLES, THEN SUCH PROVISION IS DEEMED TO BE INCLUDED AND INCORPORATED HEREIN BY REFERENCE (INCLUDING, WITHOUT LIMITATION, IN ACCORDANCE WITH SECTION 50P OF THE RTP LAW, IF AND TO THE EXTENT APPLICABLE).

25.2.	Indemnity of Office Holders

THE COMPANY MAY INDEMNIFY AN OFFICE HOLDER, TO THE FULLEST EXTENT PERMITTED UNDER THE STATUTES. WITHOUT DEROGATING FROM THE AFORESAID, THE COMPANY MAY INDEMNIFY AN OFFICE HOLDER FOR A LIABILITY OR EXPENSE IMPOSED ON HIM IN CONSEQUENCE OF AN ACT DONE IN HIS CAPACITY AS AN OFFICE HOLDER IN THE COMPANY, AS FOLLOWS:

(1)

A MONETARY LIABILITY INCURRED BY OR IMPOSED ON THE OFFICE HOLDER IN FAVOR OF ANOTHER PERSON PURSUANT TO A COURT JUDGMENT, INCLUDING PURSUANT TO A SETTLEMENT CONFIRMED AS JUDGMENT OR ARBITRATOR’S DECISION APPROVED BY A COMPETENT COURT;

(2)

REASONABLE LITIGATION EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES, WHICH WERE INCURRED BY THE OFFICE HOLDER AS A RESULT OF AN INVESTIGATION OR PROCEEDING FILED AGAINST THE OFFICE HOLDER BY AN AUTHORITY AUTHORIZED TO CONDUCT SUCH INVESTIGATION OR PROCEEDING, PROVIDED THAT SUCH INVESTIGATION OR PROCEEDING WAS EITHER (I) CONCLUDED WITHOUT THE FILING OF AN INDICTMENT AGAINST SUCH OFFICE HOLDER AND WITHOUT THE IMPOSITION ON HIM OF ANY MONETARY OBLIGATION IN LIEU OF A CRIMINAL PROCEEDING; (II) CONCLUDED WITHOUT THE FILING OF AN INDICTMENT AGAINST THE OFFICE HOLDER BUT WITH THE IMPOSITION OF A MONETARY OBLIGATION ON THE OFFICE HOLDER IN LIEU OF CRIMINAL PROCEEDINGS FOR AN OFFENSE THAT DOES NOT REQUIRE PROOF OF CRIMINAL INTENT; OR (III) IN CONNECTION WITH A MONETARY SANCTION;

(3)

REASONABLE LITIGATION EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE OFFICE HOLDER OR WHICH WERE IMPOSED ON THE OFFICE HOLDER BY A COURT (I) IN A PROCEEDING INSTITUTED AGAINST THE OFFICE HOLDER BY THE COMPANY, ON ITS BEHALF, OR BY A THIRD PARTY, OR (II) IN CONNECTION WITH CRIMINAL INDICTMENT OF WHICH THE OFFICE HOLDER WAS ACQUITTED, OR (III) IN A CRIMINAL INDICTMENT WHICH THE OFFICE HOLDER WAS CONVICTED OF AN OFFENSE THAT DOES NOT REQUIRE PROOF OF CRIMINAL INTENT;

(4)	A MONETARY LIABILITY IMPOSED ON THE OFFICE HOLDER IN FAVOR OF ALL THE INJURED PARTIES BY THE BREACH IN AN ADMINISTRATIVE PROCEDURE AS SET FORTH IN SECTION 52(54)(A)(1)(A) TO THE SECURITIES LAW;

(5)	EXPENSES EXPENDED BY THE OFFICE HOLDER WITH RESPECT TO AN ADMINISTRATIVE PROCEDURE UNDER THE SECURITIES LAW, INCLUDING REASONABLE LITIGATION EXPENSES AND REASONABLE ATTORNEYS’ FEES; AND

(6)

ANY OTHER OBLIGATION OR EXPENSE IN RESPECT OF WHICH IT IS PERMITTED OR WILL BE PERMITTED UNDER APPLICABLE LAW TO INDEMNIFY AN OFFICE HOLDER, AND TO THE EXTENT SUCH LAW REQUIRES THE INCLUSION OF A PROVISION PERMITTING SUCH INDEMNITY IN THESE ARTICLES, THEN SUCH PROVISION IS DEEMED TO BE INCLUDED AND INCORPORATED HEREIN BY REFERENCE (INCLUDING, WITHOUT LIMITATION, IN ACCORDANCE WITH SECTION 50P(B)(2) OF THE RTP LAW, IF AND TO THE EXTENT APPLICABLE.

25.3.	Advance Indemnity

THE COMPANY MAY GIVE AN ADVANCE UNDERTAKING TO INDEMNIFY AN OFFICE HOLDER THEREIN IN RESPECT OF THE FOLLOWING MATTERS:

(1)

MATTERS AS DETAILED IN ARTICLE 25.2(1), PROVIDED HOWEVER, THAT THE UNDERTAKING IS RESTRICTED TO EVENTS, WHICH IN THE OPINION OF THE BOARD, ARE ANTICIPATED IN LIGHT OF THE COMPANY’S ACTIVITIES AT THE TIME OF GRANTING THE OBLIGATION TO INDEMNIFY AND IS LIMITED TO A SUM OR MEASUREMENT DETERMINED BY THE BOARD AS REASONABLE UNDER THE CIRCUMSTANCES; AND

(2)	MATTERS AS DETAILED IN ARTICLES 25.2(2) THROUGH 25.2(6).

25.4.	Retroactive Indemnity

THE COMPANY MAY INDEMNIFY AN OFFICE HOLDER RETROACTIVELY WITH RESPECT OF THE MATTERS AS DETAILED IN ARTICLE 25(1), SUBJECT TO ANY APPLICABLE LAW.

25.5.	Exculpation

THE COMPANY MAY EXEMPT AN OFFICE HOLDER IN ADVANCE FOR ALL OR ANY OF HIS LIABILITY FOR DAMAGE IN CONSEQUENCE OF A BREACH OF THE DUTY OF CARE VIS-A-VIS THE COMPANY, TO THE FULLEST EXTENT PERMITTED UNDER THE STATUTES. HOWEVER, THE COMPANY MAY NOT EXEMPT A DIRECTOR IN ADVANCE FROM HIS LIABILITY TOWARD THE COMPANY DUE TO THE BREACH OF HIS/HER DUTY OF CARE IN A DIVIDEND DISTRIBUTION.

25.6.	Insurance, Exculpation, and Indemnity – General

(A)

THE ABOVE PROVISIONS WITH REGARD TO INSURANCE, EXEMPTION AND INDEMNITY ARE NOT AND SHALL NOT LIMIT THE COMPANY IN ANY WAY WITH REGARD TO ITS ENTERING INTO AN INSURANCE CONTRACT AND/OR WITH REGARD TO THE GRANT OF INDEMNITY AND/OR EXEMPTION IN CONNECTION WITH A PERSON WHO IS NOT AN OFFICE HOLDER OF THE COMPANY, INCLUDING EMPLOYEES, CONTRACTORS OR CONSULTANTS OF THE COMPANY, ALL SUBJECT TO ANY APPLICABLE LAW.

(B)

THE COMPANY MAY ENTER INTO A CONTRACT IN RELATION TO EXEMPTION, INDEMNIFICATION AND INSURANCE OF OFFICE HOLDERS IN COMPANIES UNDER ITS CONTROL, RELATED COMPANIES AND OTHER COMPANIES IN WHICH IT HAS ANY INTEREST, TO THE MAXIMUM EXTENT PERMITTED UNDER THE STATUTES, AND IN THIS CONTEXT THE FOREGOING PROVISIONS IN RELATION TO EXEMPTION, INDEMNIFICATION AND INSURANCE OF OFFICE HOLDERS IN THE COMPANY SHALL APPLY, MUTATIS MUTANDIS.

(C)

ANY AMENDMENT TO THE LAW AND/OR THE STATUTE OR ANY OTHER APPLICABLE LAW ADVERSELY AFFECTING THE RIGHT OF ANY OFFICE HOLDER TO BE INDEMNIFIED, INSURED OR EXEMPT PURSUANT TO ARTICLES 25.1 TO 25.5 AND ANY AMENDMENTS TO ARTICLES 25.1 TO 25.5 SHALL BE PROSPECTIVE IN EFFECT, AND SHALL NOT AFFECT THE COMPANY’S OBLIGATION OR ABILITY TO INDEMNIFY, INSURE OR EXEMPT AN OFFICE HOLDER FOR ANY ACT OR OMISSION OCCURRING PRIOR TO SUCH AMENDMENT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW.

(D)	AN UNDERTAKING IN RELATION TO EXEMPTION, INDEMNIFICATION AND INSURANCE OF AN OFFICE HOLDER AS AFORESAID MAY ALSO BE VALID AFTER THE OFFICE OF SUCH OFFICE HOLDER IN THE COMPANY HAS TERMINATED.

26.	APPOINTMENT OF AN AUDITOR

26.1.

Subject to the Statutes, the Annual Meeting shall appoint an Auditor for a period ending at the next Annual Meeting, or for a longer period, but no longer than until the third Annual Meeting after the meeting at which the Auditor has been appointed. The same Auditor may be re-appointed.

26.2.

Subject to the Statutes, the terms of service (including fees) of the Auditor for the audit services shall be determined by the Board, at its discretion, or a committee of the Board if such determination was delegated to a committee, including undertakings or payments to the Auditor. The Board shall report the fees of the Auditor to the Annual Meeting.

27.	SIGNATORIES

SIGNATORY RIGHTS ON BEHALF OF THE COMPANY SHALL BE DETERMINED FROM TIME TO TIME BY THE BOARD.

28.	DIVIDENDS

28.1.

The Board of Directors may from time declare, and cause the Company to pay, such dividend as may appear to the Board of Directors to be justified by the profits of the Company and as permitted by the Companies Law. The Board of Directors shall determine the time for payment of such dividends and the record date for determining the shareholders entitled thereto.

28.2.

Subject to the provisions of these Articles and subject to the rights or conditions attached at that time to any share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to dividends, any dividend paid by the Company shall be allocated among the shareholders entitled thereto in proportion to their respective holdings of the shares in respect of which such dividends are being paid.

28.3.	No dividend shall carry interest as against the Company.

28.4.

The Board of Directors may determine that the Company (i) may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital; and (ii) may cause such distribution or payment to be accepted by such Shareholders in full satisfaction of their interest in the said capitalized sum.

28.5.

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company. The principal (and only the principal) of any unclaimed dividend of such other moneys shall be, if claimed, paid to a person entitled thereto.

28.6.

Any dividend or other moneys payable in cash in respect of a share may be paid by check or payment order sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to the joint holder whose name is registered first in the Register or his bank account or the person who the Company may then recognize as the owner thereof or entitled thereto under these Articles, as applicable, or such person’s bank account), or to such person and at such other address as the person entitled thereto may by writing direct, or in any other manner the Board of Directors deems appropriate. Every such check or warrant or other method of payment shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.

28.7.

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

29.	REDEEMABLE SECURITIES

THE COMPANY SHALL BE ENTITLED TO ISSUE REDEEMABLE SECURITIES WHICH ARE, OR AT THE OPTION OF THE COMPANY MAY BE, REDEEMED ON SUCH TERMS AND IN SUCH MANNER AS SHALL BE DETERMINED BY THE BOARD. REDEEMABLE SECURITIES SHALL NOT CONSTITUTE PART OF THE COMPANY’S CAPITAL, EXCEPT AS PROVIDED IN THE LAW.

30.	ACCOUNTS

30.1.

The Company’s books of account shall be kept at the office of the Company, or at such other place or places as the Board may think fit, and they shall always be open to inspection by all directors. No shareholder, not being a director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board. The Company shall make copies of its annual financial statements available for inspection by the shareholders at the Office of the Company. The Company shall not be required to send copies of its annual financial statements to its shareholders.

31.	DONATIONS

THE COMPANY MAY MAKE DONATIONS OF REASONABLE AMOUNTS OF MONEY FOR PURPOSES WHICH THE BOARD DEEMS TO BE WORTHY CAUSES, EVEN IF THE DONATIONS ARE NOT MADE IN RELATION TO BUSINESS CONSIDERATIONS FOR INCREASING THE COMPANY’S PROFITS.

32.	NOTICES

32.1.

Subject to the Statutes, notice or any other document which the Company shall deliver and which it is entitled or required to give pursuant to the provisions of these Articles and/or the Statutes shall be delivered by the Company to any person, in any one of the following manners as the Company may choose: in person, by mail, transmission by fax or by electronic form.

Any notice or other document which shall be sent shall be deemed to have reached its destination on the third day after the day of mailing if sent by registered mail or regular mail, or on the first day after transmission if delivered in person, transmitted by fax or electronic form.

Should it be required to prove delivery, it shall be sufficient to prove that the notice or document sent contains the correct mailing, e-mail, or fax details as registered in the Register or any other address which the shareholder submitted in writing to the Company as the address and fax or e-mail details for the submission of notices or other documents.

Notwithstanding anything to the contrary hereunder, subject to the provisions of the Statutes, a notice to a shareholder may be served, as a general notice to all shareholders, published by the Company on the website of (i) the SEC, and (ii) the Company, in accordance with applicable rules and regulations of any stock market upon which the Company’s shares are listed and, if so published, shall be deemed to have been duly given on the date of such publication to any shareholder.

In cases where it is necessary to give advance notice of a particular number of days or notice which shall remain in effect for a particular period, the day the notice was sent shall be excluded and the scheduled day of the meeting or the last date of the period shall be included in the count.

The Company shall not be required to give notice to its registered shareholders pursuant to the Companies Law, unless otherwise required by Statutes. Subject to the Statutes, the Company shall not be required to send notices to any shareholder who is not registered in the Register or has not provided the Company with accurate and sufficient mailing details.

32.2.

Any notice to be given to the shareholders shall be given, with respect to joint shareholders, to the person whose name appears first in the Register as the holder of the said share, and any notice so given shall be sufficient notice for all holders of the said share.

32.3.

Any notice or other document served upon or sent to any shareholder in accordance with these Articles shall, notwithstanding that he be then deceased or bankrupt, and whether the Company received notice of his death or bankruptcy or not, be deemed to be duly served or sent in respect of any shares held by him (either alone or jointly with others) until some other person is registered in his stead as the holder or joint holder of such shares, and such service or sending shall be a sufficient service or sending on or to his heirs, executors, administrators or assigns and all other persons (if any) interested in such share.

32.4.	The accidental omission to give notice to any shareholder or the non-receipt of any such notice shall not cancel or annul any action made in reliance on the notice.

33.	WINDING-UP

IF THE COMPANY IS WOUND UP, THEN, SUBJECT TO APPLICABLE LAW AND TO THE RIGHTS OF THE HOLDERS OF SHARES WITH SPECIAL RIGHTS UPON WINDING UP, THE ASSETS OF THE COMPANY AVAILABLE FOR DISTRIBUTION AMONG THE SHAREHOLDERS SHALL BE DISTRIBUTED TO THEM IN PROPORTION TO THE NOMINAL VALUE OF THEIR RESPECTIVE HOLDINGS OF THE SHARES IN RESPECT OF WHICH SUCH DISTRIBUTION IS BEING MADE.

34.	LOCK-UP

34.1.

During the period beginning on the Effective Time (as defined in the BCA) and continuing to and including the date that is 180 days after the Closing (as defined in the BCA)(in each case, the “Lock-Up Period”), except shareholders whose shares are subject to a separate lock-up agreement, each shareholder which is a shareholder of the Company immediately prior to the Effective Time (the “Legacy Shareholders”) agrees not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares, or any options or warrants to purchase any shares, or any securities convertible into, exchangeable for or that represent the right to receive shares, or any interest in any of the foregoing, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “covered shares”). The foregoing restriction is expressly agreed to preclude such Legacy Shareholder from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to lead to or result in a sale or disposition of the covered shares even if such covered shares would be disposed of by someone other than such Legacy Shareholders. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the covered shares or with respect to any security that includes, relates to, or derives any significant part of its value from such covered shares.

34.2.

Notwithstanding the foregoing, a Legacy Shareholder of the Company may transfer or dispose of its shares following the Closing (i) by will or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Article 34, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) as a distribution to limited partners, members or shareholders of such Legacy Shareholder, (vi) to its affiliated investment fund, other affiliated entity controlled by, any account managed by, or designee of, such Legacy Shareholder or its or their affiliates, (vii) to a nominee or custodian of a person to whom a disposition or transfer would be permissible under clauses (i) through (vi) above, (viii) pursuant to an order or decree of a governmental entity, (ix) to the Company or its subsidiary or parent entities upon death, disability or termination of employment, in each case, of such holder, (x) pursuant to a bona fide tender offer, merger, consolidation or other similar transaction in each case made to all holders of the shares involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Legacy Shareholder’s shares shall remain subject to the provisions of this Article 34, (xi) to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares granted by the Company pursuant to any employee benefit plans or arrangements which are set to expire during the Lock-Up Period, where any shares received by the undersigned upon any such exercise will be subject to the terms of this Article 34, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements which are set to expire or automatically vest during the Lock-Up Period, in each case on a “cashless” or “net exercise” basis, where any shares received by such Legacy Shareholder upon any such exercise or vesting will be subject to the terms of this Article 34, or (xii) in any transaction relating to Ordinary Shares acquired by a Legacy Shareholder in open market transactions; or (xiii) with the prior written consent of the Company; provided that:

(a)

in the case of each transfer or distribution pursuant to clauses (ii) through (vii) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth in this Article 34; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;

(b)

in the case of each transfer or distribution pursuant to clauses (ii) through (vii) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of shares shall be required or shall be voluntarily made during the Lock-Up Period (x) such Legacy Shareholder shall provide the Company prior written notice informing them of such report or filing and (y) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and

(c)

for purposes of clause (x) above, “Change of Control” shall mean the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or group of affiliated persons (other than an underwriter pursuant to an offering), of the Company’s voting securities if, after such transfer or acquisition, such person or group of affiliated persons would beneficially own more than 50% of the outstanding voting securities of the Company (or the surviving entity).

34.3.

Each Legacy Shareholder shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-Up Period so long as no transfers or other dispositions of such Legacy Shareholder’s shares in contravention of Article 34 are effected prior to the expiration of the applicable Lock-Up Period.

34.4.

Each Legacy Shareholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the covered shares except in compliance with the foregoing restrictions and to the addition of a legend to such Legacy Shareholder’s shares describing the foregoing restrictions.

34.5.

Any Ordinary Shares acquired by a Legacy Shareholder pursuant to any subscription agreement executed in connection with the PIPE Financing (as defined in the BCA), shall not be subject to the lockup provisions of this Article 34.

35.	BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

35.1.

Notwithstanding any other provision of these Articles and subject to the provisions of applicable law, the Company shall not engage in any Business Combination (as defined below) with any Interested Shareholder (as defined below) for a period of three (3) years following the time that such shareholder became an Interested Shareholder, unless:

(a)

Prior to the time that such shareholder become an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder, or

(b)

upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the Voting Shares (as defined below) of the Company outstanding at the time the transaction commenced excluding for purposes of determining the Voting Shares outstanding (but not the outstanding Voting Shares owned by the Interested Shareholder) those shares owned by persons who are directors and also officers, or

(c)

at the time that such shareholder became an Interested Shareholder, or subsequent to such time, the Business Combination is approved by the Board and authorized at a general meeting of shareholders by the affirmative vote of at least 66 2/3% of the Voting Shares outstanding that are not owned by the Interested Shareholder.

35.2.

The restrictions set forth in this Article shall not apply if shareholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholders cease to be an interested shareholder; and (ii) would not, at anytime within the 3-year period immediately prior to a Business Combination between the Company and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership;

35.3.	As used in this Article only, the term:

(a)	“Affiliate” means a Person (as defined below) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person.

(b)

“Associate” when used to indicate a relationship with any Person, means (A) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Shares, (B) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

(c)	“Business Combination” when used in reference to the Company and any Interested Shareholder of the Company, means:

(1)

any merger or consolidation of the Company or any direct or indirect majority owned subsidiary of the Company with (1) the Interested Shareholder, or (2) with any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the Interested Shareholder and as a result of such merger or consolidation subsection (a) of this Article is not applicable to the surviving entity;

(2)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of such Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority owned subsidiary of the Company, which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all of the outstanding shares of the Company.

(3)

any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Shareholder, except (1) pursuant to the exercise, exchange or conversion of securities exercisable for or convertible into shares of the Company or any such subsidiary, which securities were outstanding prior to the time that the Interested Shareholder became such; (2) pursuant to Section 337(a) or Section 337(a1) of the Companies Law, (3) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary, which security is distributed pro-rata to all holders of shares of the Company subsequent to the time the Interested Shareholder became such; (4) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (5) any issuance or transfer of shares by the Company; provided, that in no case under (2) through (5) above shall there be an increase in the Interested Shareholder’s proportionate share of the shares or of the voting shares of the Company;

(4)

any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect directly or indirectly of increasing the proportionate share of the shares of any class or series or securities convertible into the shares of any class or series of the Company or of any such subsidiary which is owned by the Interested Shareholder except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

(5)

any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of such company), of any loans, advances, guarantees, pledges, or any other financial benefits (other than those expressly permitted in subparagraphs (1) through (4) above) provided by or through the Company or any direct or indirect majority owned subsidiary.

(d)

“Control” including the term “Controlling”, Controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Shares, by contract or otherwise. A Person who is the owner of twenty percent (20%) or more of the outstanding Voting Shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Shares in good faith and not for the purpose of circumventing this Article as an agent, bank, broker, nominee, custodian, or trustee for one or more owners who do not individually or as a group have control of such entity.

(e)

“Interested Shareholder” means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (A) is the Owner of fifteen percent (15%) or more of the outstanding Voting Shares of the Company, or (B) is an Affiliate or Associate of the Company and was the Owner of fifteen percent (15%) or more of the outstanding Voting Shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder, and the Affiliates and Associates of such person. Notwithstanding the foregoing, the term Interested Shareholder shall not include any Person whose ownership of outstanding Voting Shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Company; provided that such Person shall be an Interested Shareholder if thereafter such person acquires, without prior approval of the Board, additional Voting Shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a person is an Interested Shareholder, the Voting Shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of paragraph (ix) of this subsection but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f)	“Person” means any individual, corporation, partnership, unincorporated association or other entity.

(g)	“Share” means with respect to any corporation shares of its capital and with respect to any other entity or equity interest.

(h)

“Voting Shares” mean with respect to any corporation Shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

(i)	“Owner” including the terms “own” and “owned”, when used with respect to any Share, means a Person that individually or with or through any of its Affiliates or Associates:

(1)	beneficially owns such share, directly or indirectly: or

(2)

has (1) the right to acquire such share (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, warrants or options, or otherwise; provided however, that a Person shall not be deemed the owner of share tendered pursuant to a tender or exchange; or (2) the right to vote such share pursuant to any agreement, arrangement or understanding; provided however, that a person shall not be deemed the owner of any share because of such person’s right to vote such share if the agreement, arrangement, or understanding to vote such share arises solely from a recoverable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more Persons: or

(3)

has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (2) of clause B of this paragraph) or disposing of such Share with any other Person that beneficially owns or whose Affiliates or Associates beneficially own, directly or indirectly, such share.

35.4.

Any change to this Article 35 shall only be carried out by a resolution of the shareholders of the Company, adopted by the holders of securities representing at least 85% of the Voting Shares of the Company then outstanding.

36.	FORUM SELECTION

36.1.	Unless the Company consents in writing to the selection of an alternative forum:

(a)

the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 as amended

(b)

The Tel Aviv District Court (Economic Division) shall be the exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (C) any action asserting a claim arising pursuant to any provision of the Israeli Companies Law 5759-1999 or the Israeli Securities Law 5728-1968 and providing that any person or entity purchasing or otherwise acquiring or holding any interest in shares of the Company shall be deemed to have notice of and consented to these provisions.

36.2.	Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company shall be deemed to have notice of and consented to the provisions of this Article.

* * *